As filed with the Securities and Exchange Commission on August 31, 2004 Registration No. 333 -115738

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
ON FORM S-1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXION POWER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0774638
(State or other jurisdiction of	(I.R.S. Employer
incorporation organization)	identification No.)

100 Caster Avenue
Vaughan, Ontario, Canada L4L 5Y9
(905) 264-1991
(Address of Principal Executive Offices)

Charles Mazzacato, Chief Executive Officer
Axion Power International, Inc.
100 Caster Avenue
Vaughan, Ontario L4L 5Y9 Canada
(905) 264-1991
(Name and Address of Agent For Service)

Copies to:
John L. Petersen, Esq.
Petersen & Fefer
Chateau de Barber¸che
Switzerland 1783 Barber¸che
(4126) 684-0500
US Voicemail and Fax (281) 596-4545

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:	X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.
__

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.
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If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.	__

CALCULATION OF REGISTRATION FEE
Title of Each Class		Proposed Maximum
of Securities to	Amount to be	Offering Price	Aggregate	Registration
be Registered	Registered	Per Share (1)	Offering (1)	Fee
Common Stock, $0.0001 par value:
To be sold or distributed in connection with the Chapter 11 reorganization of Mega-C Power Corporation (2)	7,327,500	$5.33	$39,018,938	$4,943.70
Total				$4,943.70
Previously paid				($5,199)
Overpayment (3)				$ 255.30

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based upon the average of the closing bid and asked prices reported in the OTC Pink Sheets on August 27, 2004.

(2)	Represents shares issued to the Trust for the Benefit of the Stockholders of Mega-C Power Corporation in connection with a reverse takeover transaction on December 31, 2003.

(3)	We will not seek a refund of the overpayment.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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SUBJECT TO COMPLETION, dated _____________, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

AXION POWER INTERNATIONAL, INC.

7,327,500 Shares of
Common Stock

This prospectus relates to the sale, transfer or other disposition of 7,327,500 shares of our common stock by one of our principal stockholders, the Mega-C Trust, an irrevocable grantor trust.

We are a development stage company that is engaged in research and development on a hybrid electrical energy storage battery we refer to as the E3Cell. We have not generated any revenues in the battery or power storage industries.

This offering is not being underwritten. The selling stockholder may offer and sell shares from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholder may sell all or a portion of the shares in market transactions; in privately negotiated transactions; through the writing of options; in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; through broker-dealers, which may act as agents or principals; directly to one or more purchasers; through agents; or in any combination of the above or by any other legally available means. The selling stockholder will receive all of the proceeds from the sale of the shares. We will not receive any proceeds from any such sales. Our company will pay the expenses of registering this offering and the selling stockholder will pay all selling expenses.

Investing in our shares involves a high degree of risk. See Risk Factors beginning on page 4 to read about certain factors you should consider before buying shares.

Our common stock is not listed on a national securities exchange or the Nasdaq stock market, however it is quoted in the OTC Pink Sheets and trades under the symbol AXPW. On August 27, 2004, the closing bid and asked prices for our common stock were $4.90 and $5.75 per share, respectively

Neither the Securities and Exchange Commission, the Ontario Securities Commission nor any other provincial or state securities regulatory authority has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August __, 2004

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully if you want to understand the risks of our business and the terms of this offering. You should pay special attention to the discussion in the risk factors section of this prospectus.

We were incorporated in Delaware on January 9, 1997 and operated a wholesale cigar business until 1998. We were an inactive public shell from January 1999 until December 2003 when we combined with Axion Power Corporation. We changed our name from Tamboril Cigar Company to Axion Power International, Inc. in June 2004. Unless we tell you otherwise, references in this prospectus to "Tamboril" refer to our company before the business combination, references to "Axion (Ontario)" refer to our subsidiary, and references to "Axion," "the company," "we," "us," and "our" refer collectively to our company and Axion (Ontario) after the business combination.

Our executive office is located at 100 Caster Avenue, Vaughan, Ontario L4L 5Y9 Canada. Our telephone number is (905) 264-1991.

Our E3Cell technology

Our E3Cell technology replaces the lead-based negative electrode in a conventional lead-acid battery with two nanoporous carbon electrodes that minimize the physical deterioration associated with lead electrodes and give our E3Cells a combination of battery and super-capacitor characteristics that are not attainable with other technologies.

We have no products and no revenue. We are currently testing multi-cell alpha prototypes of E3Cell batteries and believe alpha testing will require an additional three to six months. If our alpha testing is successful, we believe beta testing of production prototype E3Cell batteries will require an additional nine to twelve months. Our short-term objective is to complete the development of our E3Cell technology and introduce a product. We believe the sequence of alpha testing, beta testing and product development will likely require 18 to 24 months; however estimates of the time required to develop products based on new technologies are inherently speculative and we can give you no assurances that our current estimates of the development timeline will prove to be accurate.

If alpha and beta testing confirm our laboratory results and we can overcome the technical hurdles described in this prospectus, we believe our proposed E3Cell batteries may be able to offer an alternative to conventional lead-acid battery technology that will:

•	Charge three times faster;

•	Withstand repetitive 90% depth of discharge without significant reduction in battery performance;

•	Offer three to four times as many charge/discharge cycles in deep discharge applications; and

•	Require minimal maintenance.

Initially, we intend to focus on developing industrial batteries for use in uninterruptible power supplies and communication networks. We also intend to investigate the potential for using battery systems based on our E3Cell technology for short-term storage of excess electricity generated by wind and solar power facilities and conventional electric utilities. There can be no assurance that we will be able to develop a product based on our E3Cell technology or that we will be able to successfully manufacture and market any products we develop.

Risk factors

Our business involves a number of risks that are not typical in development stage companies. These risks include the history of our E3Cell technology, the origins of our company, the origins of the Mega-C Trust and our involvement in litigation that could impair our rights to develop in the E3Cell technology for use in certain markets. Additional risks are discussed in the risk factors section of this prospectus. Investing in our common stock is highly speculative. You should not purchase our shares unless you can afford to lose your entire investment.

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History of our E3Cell technology

C and T Co. Inc. ("C&T"), an Ontario corporation, was the original developer of our E3Cell technology. In December 1999, C&T entered into an agreement with "Chip Taylor in Trust" that gave Mr. Taylor and his affiliates, who we refer to collectively as the "Taylor Group," a license to develop the E3Cell technology for use in a limited class of "stationary applications." Under this agreement C&T retained ownership of the patents and the exclusive right to develop the E3Cell technology for use in "mobile applications." In September 2001, the Taylor Group granted a sublicense to Mega-C Power Corporation ("Mega-C"). When the sublicense was granted, Rene Pardo, Gary Usling and their affiliates, who we refer to collectively as the "Mega-C Group," controlled Mega-C.

Between September 2001 and March 2003, Mega-C raised approximately $5 million in capital by selling stock in transactions that were not registered under applicable securities laws. Concurrently, the Taylor Group and the Mega-C Group sold another $5 to $7 million of Mega-C stock from their own accounts. In early 2003, the Ontario Securities Commission (the "OSC") began an investigation to determine whether the stock sales by Mega-C, the Taylor Group and the Mega-C Group had been conducted in compliance with the Securities Act (Ontario). The investigation terminated Mega-C’s fundraising activities. When Mega-C was unable to pay the ongoing cost of C&T’s research and development activities, the Taylor Group’s license and Mega-C’s sublicense were terminated.

The OSC investigation into the activities of Mega-C, the Taylor Group and the Mega-C Group is ongoing at the date of this prospectus. We have provided all information in our possession to the OSC and have offered our full cooperation in their investigation. None of our officers, directors, principal stockholders or affiliates was an officer, director, principal stockholder or affiliate of Mega-C between September 2001 and March 2003.

Origins of our company

The principal founders of Axion (Ontario) were passive investors in Mega-C who decided to take action in the summer of 2003 when Mega-C’s regulatory problems placed their personal investments at risk. Their initial objective was to develop a workout strategy for Mega-C. When it became apparent that Mega-C’s problems could not be resolved without extraordinary effort and expense, the founders of Axion (Ontario) concluded that their best course of action would be to organize a new company for the purpose of continuing the development of the E3Cell technology. They incorporated Axion (Ontario) in September 2003 and then negotiated a new license agreement with C&T that gave Axion (Ontario) right to purchase the E3Cell technology from C&T. In December 2003, Axion (Ontario) and C&T entered into a business combination with Tamboril that was structured as a reverse takeover. In connection with the transaction, we acquired all C&T’s patents, together with its reserved royalties and its rights to develop the technology for use in "mobile applications." Depending on the resolution of certain pending litigation, our company has either:

•	The exclusive right to develop the E3Cell technology for use in mobile applications and a substantial royalty participation in the use of the E3Cell technology for stationary applications, or

•	The exclusive right to develop the E3Cell technology for use in all applications.

We believe the uncontested portion of our interest in the E3Cell technology represents the bulk of the profit potential associated with the future commercialization of the technology.

Origins of the Mega-C Trust

In light of the OSC investigation, the pending litigation described below and their earlier efforts to develop a workout strategy for Mega-C, the shareholders of Axion (Ontario) believed it would be imprudent to implement a go-forward strategy that protected their personal interests but left the rest of the Mega-C shareholders unprotected. Accordingly, as a negotiated element of the business combination, we established the Mega-C Trust for the purpose of holding a substantial interest in our company until Mega-C’s legal problems were resolved.

The Mega-C Trust was intended as an informal reorganization alternative that would provide mechanisms for the payment of Mega-C’s debts; the in-kind distribution of our stock to those Mega-C shareholders who purchased shares for cash or held a small number of shares; the distribution of cash to Mega-C shareholders who did not pay

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for their shares but did not participate in questionable stock sales; and the exclusion of securities law violators. At the date of this prospectus, the Mega-C Trust owns 7,327,500 shares of our common stock. The OSC is aware of the actions we have taken to continue development of the E3Cell technology and provide for Mega-C’s creditors and shareholders, but it did not participate in the development of our strategy or approve the terms of the Mega-C Trust.

Pending litigation

The failure of Mega-C resulted in two lawsuits and an arbitration involving C&T, the Taylor Group, Mega-C and the Mega-C Group. These legal proceedings are primarily concerned with conflicting claims to the ownership of Mega-C shares and disagreements over the termination of the Taylor Group’s license and Mega-C’s sublicense. In February 2004, the Taylor Group filed a lawsuit against our company and 32 other defendants that claimed partial ownership of the E3Cell technology and alleged a conspiracy between C&T and the founders of Axion (Ontario) to deprive Mega-C and the Taylor Group of their rights. We ultimately concluded that a bankruptcy reorganization of Mega-C would be the most efficient way to sort out the facts and determine the respective rights and responsibilities of the various parties. We commenced an involuntary Chapter 11 bankruptcy proceeding against Mega-C in April 2004 and are likely to participate as a proponent of Mega-C’s plan of reorganization. When the Bankruptcy Court confirms Mega-C’s plan of reorganization, the Mega-C Trust will facilitate the implementation of the reorganization plan. We believe the Taylor Group’s claims are without merit and we intend to vigorously defend our position.

Securities outstanding

In June 2004, our stockholders approved and we implemented the equivalent of a 1 share for 16 reverse stock split. All disclosures in this prospectus give retroactive effect to the reverse split. The following equity securities and stock purchase rights were issued and outstanding on August 27, 2004:

13,252,100 shares of common stock;

  3,026,400 warrants that are exercisable at a weighted average price of $2.16 per share; and

    708,500 options that are exercisable at a weighted average price of $3.21 per share.

Securities offered

The Mega-C Trust intends to sell, transfer or dispose of 7,327,500 shares of our common stock. During the period between the date of this prospectus and the entry of a Bankruptcy Court order confirming Mega-C’s plan of reorganization, the Mega-C Trust can only sell our shares for the purpose of raising cash to pay the legal costs and administrative expenses incurred in connection with the Chapter 11 proceeding. When the court confirms Mega-C’s plan of reorganization, the Mega-C Trust will sell, transfer or dispose of all remaining shares in accordance with the plan of reorganization and the trust agreement.

All decisions respecting the sale or other disposition of our shares will be made under Bankruptcy Court supervision and during the pendancy of the Chapter 11 proceeding the Mega-C Trust will not be permitted to sell, transfer or dispose of any of the shares described in this prospectus without an order from the Bankruptcy Court. We are unable to estimate the amount of time and money that Mega-C will require to propose a plan of reorganization and obtain a confirmation order from the Bankruptcy Court.

Use of proceeds

The Mega-C Trust will receive the cash proceeds from the resale of our shares and we are not currently entitled to receive any portion of those proceeds. However, Mega-C’s plan of reorganization may include provisions for the repayment of approximately $670,000 that Mega-C owes to our company and approximately $390,000 that Mega-C owes to the founders of Axion (Ontario). To the extent that Mega-C’s plan of reorganization provides for cash payments to our company or any of our officers, directors, principal stockholders or affiliates, the amount of the required payments will be disclosed in a post-effective amendment to our Form S-1 registration statement and appropriate prospectus supplement.

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RISK FACTORS

Investing in our common stock is very speculative and involves a high degree of risk. You should carefully consider and evaluate all of the information in this prospectus. The following are among the risks we face related to our business, assets and operations. They are not the only risks we face. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock and you might lose all or part of your investment.

We may not be able to continue as a going concern qualification.

We incurred a net loss of ($506,300) during the year ended December 31, 2003 and had a year-end working capital deficit of ($791,632). This net loss did not include the separate operating expenses of Tamboril for the period prior to our acquisition of Axion (Ontario). The independent auditors’ report on our financial statements for the year ended December 31, 2003 contains an explanatory paragraph that our financial statements have been prepared assuming that our company will continue as a going concern and that our limited financial resources and our potential to incur additional operating losses raise substantial doubt about that assumption. There is no assurance that we will be able to increase our financial resources or continue as a going concern.

We need additional financing to continue our operations.

We incurred a net loss of ($1,359,571) during the first six months of 2004 and had working capital deficit of ($1,086,739) at June 30, 2004. We will not be able to pursue our business plan, continue our research, testing and product development or satisfy our reporting obligations under the Securities Exchange Act of 1934 (the "Exchange Act") without obtaining substantial additional financial resources from the sale of securities or other sources. Since inception, the proceeds from our financing activities have only kept pace with our day-to-day expenditures and we have no meaningful cash balances. We hope to receive approximately $3 million in cash from the exercise of certain outstanding warrants, but the timing of warrant exercises is difficult to predict and our warrantholders have no duty to exercise their warrants, or to exercise them at a particular time. We are presently seeking additional capital but we have no financing commitments. We cannot assure you that adequate financial resources will be available to us on a timely basis, on acceptable terms, or at all. If adequate financial resources are not available, our research, testing and product development activities will be materially and adversely affected and we may be unable to continue our current and proposed operations.

We are involved in lawsuits that could adversely impact our exclusive rights to the E3Cell technology.

We are a defendant in a lawsuit that alleges a conspiracy to deprive the Taylor Group and Mega-C of their rights to commercialize the E3Cell technology. We are also indirectly involved in three collateral legal proceedings that relate primarily to the operations of Mega-C, but could adversely impact the exclusivity of our rights to exploit the E3Cell technology. Since inception, the principal burden of defending these lawsuits has fallen on our company and the professional fees associated with the pending litigation have been the largest component of our general and administrative budget. We have spent $426,541 on litigation related expenses over the last nine months. We believe the various lawsuits are without merit and expect Mega-C’s Chapter 11 case to reduce our future legal expenses by consolidating diverse legal proceedings in a single business oriented court and shifting Mega-C’s share of the future litigation costs to the Mega-C Trust. However, protracted litigation or higher than anticipated legal costs, could significantly reduce our available working capital and have a material adverse impact on our business and prospects. There can be no assurance that we will be successful in the defense against the various lawsuits, which could impair our rights to develop in the E3Cell technology for use in certain markets or have a material adverse impact on our finances if substantial money damages are awarded to the plaintiffs.

Being a public company has increased our administrative costs.

As a public company, we incur significant legal, accounting and other expenses that would not be incurred by a comparable private company. In the first six months of the current year, we spent approximately $100,000 for the legal and accounting fees associated with reporting and compliance activities under the Exchange Act. Rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") have increased our legal and financial compliance costs, made some activities more time consuming and costly and required us to implement

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corporate governance and internal control procedures that are not typical for development stage companies. For example, we have amended our by-laws to require that a majority of our board members be independent directors, created several board committees, adopted internal controls and disclosure controls and procedures, adopted a code of business conduct, retained a transfer agent, adopted an insider trading policy and will incur a variety of internal and external costs associated with the preparation, filing and distribution of the periodic public reports and proxy statements required by the Exchange Act. We also expect SEC rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These new rules and regulations could also make it more difficult for us to attract and retain qualified individuals to serve on our board of directors, particularly to serve on our audit committee, and qualified executive officers.

  We are an early stage company and our business and prospects are extremely difficult to evaluate.

Tamboril did not engage in any substantive business during the three years ended December 31, 2003. Axion (Ontario) is a newly organized company that commenced operations in the fourth quarter of 2003. Tamboril and Axion (Ontario) became members of a consolidated group in connection with a business combination that closed on December 31, 2003. We have no meaningful operating history that you can rely on in connection with an investment decision. Our prospects must be carefully considered in light of the history of our E3Cell technology, the origins of our company, the origins of the Mega-C Trust, our involvement in material litigation and the other business risks, uncertainties and difficulties that are typically encountered by development stage companies that have no revenues and intend to focus on research, testing and product development for an extended period of time. Some of the principal risks and difficulties we expect to encounter include our ability to:

•	Raise the necessary capital to finance the continuation of our business;

•	Defend our intellectual property rights against the claims asserted in pending lawsuits;

•	Maintain effective control over the cost of our research, testing and product development activities;

•	Produce E3Cells in sufficient quantities to support our planned testing activities;

•	Develop cost effective manufacturing methods for essential components of our proposed products;

•	Improve the performance of our E3Cell prototypes and develop products in a timely manner;

•	Establish facilities and relationships for the manufacturing and distribution of our proposed products;

•	Adapt and successfully execute our rapidly evolving and inherently unpredictable business plan;

•	Implement and improve operational, financial and management control systems and processes;

•	Respond effectively to competitive developments and changing market conditions;

•	Attract, retain and motivate qualified personnel; and

•	Manage each of the other risks set forth below.

Because of our lack of operating history and our early stage of development, we have limited insight into trends and conditions that may exist or might emerge and affect our business. There is no assurance that our business strategy will be successful or that we will successfully address these risks.

We need to improve the performance of our E3Cell technology.

Our multi-cell alpha prototype E3Cell batteries do not currently satisfy our performance expectations and we need to improve various aspects of our E3Cell technology before we begin beta testing. In particular, we need to increase the energy density of our E3Cells and improve our electrochemistry. There is no assurance that we will be able

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 to resolve the known technical challenges before we begin beta testing. Moreover, our ongoing alpha testing may reveal additional technical issues that are not currently recognized as challenges. If we cannot improve the performance of our E3Cell technology in a timely manner, we may be forced to delay beta testing, reduce our performance expectations, redesign our proposed products or abandon our product development efforts altogether.

We cannot begin commercialization of our proposed products for 18 to 24 months.

We will not be in a position to sell products based on our E3Cell technology until we complete our current alpha testing, our planned beta testing and our planned product development activities. We do not expect to begin commercialization of our proposed products for 18 to 24 months. Even if our testing and product development activities are successful, there can be no assurance that we will be able to establish facilities and relationships for the manufacturing, distribution and sale of our proposed products or that our proposed products will achieve market acceptance or be sold in sufficient quantities and at prices necessary to make them commercially successful. There can be no assurance that we will ever realize revenue from the sale of products or achieve profitability.

We may be unable to develop cost effective manufacturing methods for our carbon electrodes.

The nanoporous carbon electrodes that are the foundation of our E3Cell technology are far more complex than the lead-based negative electrodes used in conventional lead-acid batteries. The production of nanoporous carbon electrodes requires extensive processing of carefully selected raw materials and precision fabrication of the finished electrodes. Minor variations in processing and fabrication methods can have a major impact on the performance of our finished electrodes. There is no assurance that we will be able to develop cost effective manufacturing methods for our carbon electrodes or manufacture commercial quantities of carbon electrodes that exhibit the performance characteristics of our prototypes. Moreover, there is no assurance that our nanoporous carbon electrodes can be produced at a cost that is reasonably competitive with conventional lead electrodes. If we are unable to develop manufacturing methods that allow us to consistently produce quality carbon electrodes at a competitive cost we will be unable to develop a competitive product based on our E3Cell technology.

We do not have any manufacturing facilities or manufacturing experience.

Our research and prototype development facility can only accommodate limited production of E3Cells for alpha and preliminary beta testing. Our existing facility will not be able to produce E3Cells in sufficient quantities to meet the volume requirements of commercial beta testing. We will not be able to conduct our planned commercial beta testing unless we establish new manufacturing facilities or enter into agreements for the outsourcing of our manufacturing function. Each of our manufacturing alternatives has a unique risk profile and different financial and managerial requirements. There can be no assurance that we will have the necessary financial resources to build or acquire suitable manufacturing facilities if and when needed; or that we can negotiate suitable arrangements for the outsourcing of our manufacturing function. We do not have any manufacturing experience and there is no assurance that we will be able to effectively manage the manufacturing of commercial beta batteries or future products.

We do not have any vendor contracts.

We do not have any long-term contracts with our suppliers. We purchase the raw materials for our carbon electrodes and a variety of off-the-shelf components from third parties. We then fabricate our carbon electrodes and build our prototype E3Cell batteries in-house. Our suppliers are not obligated to sell raw materials and components to us and they may be unable to satisfy our future requirements on a timely basis. Moreover, the price of purchased raw materials and components could fluctuate due to circumstances beyond our control.

We will be a small player in an intensely competitive market and may be unable to compete.

The lead-acid battery industry is large, intensely competitive and resistant to technological change. If our product development efforts are successful, we will compete with numerous well-established companies that are much larger and have far greater financial, capital and other resources than we do. We may be unable to convince end users that batteries based on our E3Cell technology are superior to currently available alternatives. Moreover, if our larger competitors introduce similar products, they will be better able to withstand price competition and finance their promotional programs. There is no assurance that we will be able to compete effectively.

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We may be unable to enforce or defend our ownership of proprietary technology.

Our ability to compete effectively with other companies will depend on our ability to maintain the proprietary nature of our E3Cell technology. The intellectual property we purchased from C&T includes three issued patents that cover various aspects of the E3Cell technology. We plan to file additional patent applications in the future. However the degree of protection offered by our existing patents or the likelihood that our future applications will be granted is uncertain. Competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investment in competing technologies, may have, or may apply for and obtain patents that will prevent, limit or interfere with our ability to make and sell products based on our E3Cell technology. Competitors may also intentionally infringe on our patents. The defense and prosecution of patent litigation is both costly and time-consuming, even if the outcome is favorable to us. An adverse outcome in the defense of a patent infringement suit could subject us to significant liabilities to third parties. Although third parties have not asserted any infringement claims against us, there is no assurance that third parties will not assert such claims in the future.

We also rely on trade secrets, know-how and other unpatented technology and there is no assurance that others will not independently develop the same or similar technology or obtain unauthorized access to our trade secrets, know-how and other unpatented technology. To protect our rights in these areas, we require all employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our unpatented technology in the event of an unauthorized use, misappropriation or disclosure. While we have attempted to protect the unpatented proprietary technology that we develop or acquire and will continue to attempt to protect future proprietary technology through patents, copyrights and trade secrets, we believe that our success will depend upon further innovation and technological expertise.

New technology may lead to the development of superior competitive products.

Research into the potential electrochemical applications for carbon nanotechnology is proceeding at a rapid pace and many private and public companies and research institutions are actively engaged in the development of new battery technologies that are based on carbon nanotubes, nanostructured carbon materials and other non-carbon materials. These new technologies may, if successfully developed, offer significant performance or price advantages when compared with our E3Cell technology. There is no assurance that our existing patents or our pending and proposed patent applications will offer meaningful protection if a competitor develops a novel product based on a new technology.

The integration of our new chief executive officer and our new chief financial officer into our management team may interfere with our operations.

We have recently hired Charles Mazzacato to serve as our chief executive officer and Peter Roston to serve as our chief financial officer. To integrate into our company, Messrs. Mazzacato and Roston must each devote a significant amount of time to learning more about our E3Cell technology, our business model, our management systems and our industry. Messrs. Mazzacato and Roston must do this in addition to performing their regular duties. If we fail to complete the integration of our new executives in an efficient manner, our business will suffer.

We depend on key personnel and our business may be severely disrupted if we lose the services of our key executives and employees.

Our business is dependent upon the knowledge and experience of our key scientists and engineers, many of whom are Russian expatriates living in Canada. Given the competitive nature of our industry and our reliance on expatriates, the risk that one or more of our key scientists and engineers will resign their positions is high and could have a disruptive impact on our operations. If any of our key scientists or engineers is unable or unwilling to continue in their present positions, we may not be able to easily replace them and our business may be severely disrupted. If any of our key scientists or engineers joins a competitor or forms a competing company, we could lose important know-how and experience and incur substantial expense to recruit and train suitable replacements. We do not maintain key-man insurance for any of our key employees.

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The growth we seek is rare and inherently problematic.

Substantial future growth will be required in order for us to realize our business objectives. Growth of this magnitude is rare. To the extent we are able to complete the development of our E3Cell technology, develop competitive products and grow our business, we expect that such growth will place a significant strain on our managerial, operational and financial resources. We must manage our growth, if any, through appropriate systems and controls in each of these areas. We must also establish, train and manage a much larger work force. If we do not manage the growth of our business effectively, our potential could be materially and adversely affected.

Our directors and officers effectively control management and the outcome of any stockholder vote.

We had 13,252,100 shares outstanding on August 27, 2004, including 7,327,500 shares held by the Mega-C Trust. Under the trust agreement, the Mega-C Trust is required to vote its shares proportionally with the votes cast by other stockholders of our company. Therefore, the holders of the 5,924,600 shares that are not owned by the Mega-C Trust will decide all matters that are submitted for a stockholder vote. Since our directors and officers own or control 2,638,500 shares and 1,294,300 presently exercisable options and warrants, they will have the power to effectively control management and the outcome of any stockholder vote until a substantial number of shares are sold or distributed by the trustee.

Our certificate of incorporation and by-laws provide for indemnification and exculpation of our officers and directors.

Our Certificate of Incorporation provides for indemnification our officers, directors and employees to the fullest extent permitted by Delaware law. It also provides for exculpation of our directors from personal liability for monetary damages for breach or alleged breach of their duties as directors, other than in cases of fraud or other willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling our company pursuant to the foregoing, we have been advised that the SEC believes such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We intend to offer generous equity compensation packages to our management and employees.

As a key component of our growth strategy, we intend to offer generous equity compensation packages to our management and employees. We believe such compensation packages will allow us to provide substantial incentives to our executives and employees while minimizing our cash outflow. Nevertheless, we will be required to account for the fair market value of compensatory stock issuances as operating expenses. During the first six months of this year we incurred $123,840 in non-cash compensation expense associated with options granted under our outside directors stock option plan and our incentive plan. We expect to incur approximately $1,200,000 in non-cash expenses arising from recent reductions in the exercise price of certain outstanding warrants and options and recent grants of new options to our executive officers. These non-cash expenses and the non-cash expenses arising from future incentive transactions are expected to materially and adversely affect our future operating results.

We will try to use our stock to finance acquisitions.

As a key component of our growth strategy, we intend to acquire manufacturing facilities and other assets. Whenever possible, we will try to use our stock as an acquisition currency in order to conserve our available cash resources for operational needs. Future acquisitions may give rise to substantial charges for the impairment of goodwill and other intangible assets that would materially and adversely affect our reported operating results. Any future acquisitions will involve numerous business and financial risks, including:

•	Difficulties in integrating new operations, technologies, products and staff;

•	Diversion of management attention from other business concerns; and

•	Cost and availability of acquisition financing.

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We will need to be able to successfully integrate any businesses we may acquire in the future, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

This offering, other planned registrations of our securities and future sales under Rule 144 are likely to substantially increase the supply of freely transferable shares and depress the market price of our stock.

On the date of this prospectus, we had 13,252,100 outstanding shares, including 422,800 shares that are freely transferable under the Securities Act. This offering and two additional planned registrations of the stock issuable upon exercise of our outstanding warrants and presently exercisable options have the potential to increase the number of outstanding shares to 16,477,700 and increase the number of freely transferable shares to 10,885,900.

We had 3,026,400 warrants and 708,500 stock options outstanding on August 27, 2004, including:

•	1,796,300 capital warrants that are presently exercisable at an average price of $1.94 per share;

•	1,230,100 investor warrants that are presently exercisable at an average price of $2.56 per share;

•	199,200 vested stock options that are presently exercisable at an average price of $1.15 per share; and

•	509,300 unvested stock options that will be exercisable at an average price of $4.00 per share.

Within 30 days, we intend to file a Form S-1 registration statement for the common stock underlying our outstanding warrants. When this registration statement is declared effective, all shares issued or issuable upon the exercise of warrants will become eligible for resale under the Securities Act. We also plan to file a Form S-8 registration statement for the common stock underlying our outstanding options, including 1,170,800 shares that are authorized for issuance in connection with future awards under our stockholder approved compensation plans. Our planned Form S-8 registration statement will become effective upon filing and thereafter all shares issued or issuable upon exercise of options and other incentive awards will be eligible for resale under the Securities Act.

In addition to the shares included in this prospectus and the shares that will be included in our two planned registration statements, certain restricted securities will become eligible for resale in the future, subject to Rule 144 volume limitations. These securities include:

•	251,700 shares that are immediately eligible for resale;

•	4,662,000 shares that will be eligible for resale commencing January 1, 2005; and

•	588,100 shares that will become eligible for resale at various times between January and June 2005.

A substantial increase in the supply of freely transferable shares is likely to depress the market price of our stock. If the holders of our stock were to offer a substantial number of shares for sale at or about the same time, the price decline would probably be dramatic. The availability of a large supply of freely transferable shares might also make it more difficult for us to sell common stock in the future or reduce the price at which we could sell shares of our common stock.

Because of factors unique to us, the market price of our common stock is likely to be volatile.

Daily trading in our common stock commenced in January 2004. Because of the manner in which we became a public company; the relatively small number of shares currently available for resale; the large number of shares that will be sold or distributed by the Mega-C Trust; the early stage of our business and numerous other factors, the trading price of our common stock is likely to be highly volatile. In addition, actual or anticipated variations in our quarterly operating results; the introduction of new products by competitors; changes in competitive conditions or trends in the battery industry; changes in governmental regulation and changes in securities analysts' estimates of our future performance or that of our competitors or our industry in general, could adversely affect our future stock price. Investors should not purchase our shares if they are unable to suffer a complete loss of their investment.

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Our current "bid" and "asked" prices may not stabilize at current levels

On June 4, 2004, our stockholders approved the equivalent of a 1 share for 16 reverse stock split. Since the reverse split, trading has been sporadic, trading volumes have been low and the market price has been extremely volatile. The closing bid and asked prices for our common stock were $4.90 and $5.75 per share, respectively, on August 27, 2004. The current quotations are not necessarily a reliable indicator of value and there is no assurance that the market price of our common stock will stabilize at or near current levels.

Our common stock is presently subject to the "penny stock" rules which may make it a less attractive investment.

SEC rule 3a51-1 defines a "penny stock" as any equity security that is not listed on the Nasdaq system or a national securities exchange and has an inside bid price of less than $5 per share. Our common stock is currently subject to the penny stock rules. Before effecting a transaction that is subject to the penny stock rules, a broker-dealer must make a determination respecting the suitability of the purchaser; deliver certain disclosure materials to the purchaser and receive the purchaser's written approval of the transaction. Because of these restrictions, most broker-dealers refrain from effecting transactions in penny stocks and many actively discourage their clients from purchasing such securities. Therefore, both the ability of a broker-dealer to recommend our common stock and the ability of holders of our common stock to sell their shares in the secondary market is likely be adversely affected. Until the inside bid price of our stock exceeds $5 per share, the penny stock rules will decrease market liquidity and make it difficult for you to use our stock as collateral.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management’s Discussion and Analysis of Financial Condition and Results of Operations," and "Description of Our Business," contains forward-looking statements. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from anticipated future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, levels of activity, performance or achievements. Factors that may cause actual results to differ materially from current expectations, which we describe in more detail elsewhere in this prospectus under the heading "Risk Factors," include, but are not limited to:

•	The history of our E3Cell technology, the origins of our company and the origins of the Mega-C Trust;

•	Our limited financial resources and our potential to incur additional operating losses, which raise substantial doubt about our ability to continue as a going concern;

•	Our immediate need for additional financial resources to support our ongoing business activities;

•	Our involvement in pending lawsuits that focus on the prior activities of Mega-C and could impair our rights to develop in the E3Cell technology for use in certain markets;

•	Our status as a development stage company with an unproven technology and a rapidly evolving and unpredictable business model;

•	The early stage of our research and development and our need to overcome certain technical challenges and improve the performance of our E3Cell technology before we can complete alpha and beta testing;

•	The anticipated delay of 18 to 24 months before we can complete testing and introduce a product;

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•	Our need to develop cost-effective manufacturing methods for our carbon electrodes and establish manufacturing capabilities for our proposed products;

•	Our status as a small participant in an intensely competitive and rapidly evolving market;

•	The absence of any assurance that a market will exist for any products we develop;

•	Our reliance on patents, trade secrets and unpatented technology that could infringe intellectual property rights held by others;

•	Our reliance on technology that could be rendered obsolete by new technologies developed by third parties;

•	Our reliance on officers, directors and employees who are exculpated from most liabilities to our company, indemnified for most liabilities to third parties and collectively control an effective majority of our shares;

•	Our plans to offer generous equity compensation to employees and use our stock to finance acquisitions;

•	The absence of an established public market for our stock and the lack of illiquidity for our stock in the over-the-counter market;

•	The large number of share that will be sold or distributed by the Mega-C Trust and the substantial additional supply of free trading shares that will be created by our planned registration statements; and

•	Other factors described in this prospectus.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from the anticipated results expressed in our forward-looking statements. Any forward-looking statement you read in this prospectus reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, each of which provide protection in connection with certain forward-looking statements, do not directly protect any statements we make in connection with this offering.

DETERMINATION OF OFFERING PRICE AND USE OF PROCEEDS

The Mega-C Trust will receive the cash proceeds from the resale of our shares and we are not currently entitled to receive any portion of those proceeds. However, Mega-C’s plan of reorganization may include provisions for the repayment of approximately $670,000 that Mega-C owes to our company and approximately $390,000 that Mega-C owes to the founders of Axion (Ontario).

Pending confirmation of Mega-C’s plan of reorganization, we anticipate that each authorized sale of shares by the Mega-C Trust will be authorized by a Bankruptcy Court order that specifies the number of shares to be sold, the offering price, the uses of proceeds and any applicable restrictions on the manner of sale.

We anticipate that each authorized series of transactions will require a post-effective amendment to our registration statement that updates the general information in this prospectus and provides detailed information on the proposed sale and the associated Bankruptcy Court order. To the extent that Mega-C’s plan of reorganization provides for cash payments to our company or any of our officers, directors, principal stockholders or affiliates, the amount of the required payments will be separately disclosed in the related post-effective amendment.

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.CAPITALIZATION

The following table sets forth our capitalization at June 30, 2004. This data is qualified in its entirety by our financial statements.

As of June 30, 2004
Common stock, $0.0001 par value, 50,000,000 shares authorized, 13,252,100 shares issued and outstanding	$1,325
Preferred stock, $0.0001 par value, 12,500,000 shares authorized	-
Additional paid-in capital	3,426,429
Less common stock subscriptions receivable	(125,000)
Accumulated deficit	(1,865,871)
Cumulative translation adjustment	35,064
Total stockholders’ equity	$1,471,947

The capitalization table excludes the proceeds receivable and the common stock issuable in connection with the potential exercise of 1,769,300 Capital warrants at $2.00 per share; 567,000 Series I investor warrants at $1.50 per share; 350,000 Series II investor warrants at $3.00 per share; 313,100 Series III investor warrants at $4.00 per share; and 708,500 Stock Options at an average price of $3.21 per share. The holders of our outstanding warrants and options have no duty to exercise their stock purchase rights, or to exercise them at any particular time.

SELECTED FINANCIAL DATA

Impact of business combination

Tamboril was an inactive public shell from January 1999 until it acquired Axion (Ontario) in December 2003. The business combination was classified as a reverse takeover for accounting and financial reporting purposes and Axion (Ontario) was treated as the acquiring company. Tamboril had no assets or liabilities that survived the business combination and its separate operating expenses for the period prior to the business combination were excluded from our audited financial statements for the year ended December 31, 2003. We believe selected financial data for Tamboril operations prior to the business combination is not material to an investment decision and we have truncated the selected financial data disclosure required by Item 301 of Regulation S-K to minimize confusion.

Summary Statement of Operations data

Axion (Ontario) is a newly organized company that commenced operations in the fourth quarter of 2003. We became members of a consolidated group in connection with a reverse takeover of Tamboril by the shareholders of Axion (Ontario) that closed on December 31, 2003. The following table provides summary information on our consolidated results of operations for the three most recently completed fiscal quarters and, the six-month period ended June 30, 2004. This statement of operations data is qualified in its entirety by our financial statements.

	Fourth Quarter and Year Ended December 31 2003	First Quarter 2004	Second Quarter 2004	Six Months Ended June 30, 2004
	(audited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$ 0-	$ 0-	$ 0-	$ 0-
Selling, general and administrative	252,865	$311,350	400,857	712,207
Research and development	253,435	$281,629	365,736	647,365
Net loss	($506,300)	($592,979)	($766,592)	($1,359,571)
Net loss per share	($0.17)	($0.05)	($0.06)	($0.11)
Weighted average shares outstanding	3,002,000	12,759,274	12,981,024	12,870,149

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Summary Balance Sheet data

The following table provides summary consolidated balance sheet information as of June 30, 2004 and December 31, 2003. This balance sheet data is qualified in its entirety by our financial statements.

	June 30, 2004	December 31, 2003
	(unaudited)	(audited)
Current assets	$359,683	$455,369
Other assets (1)	2,918,369	2,182,148
Current liabilities	1,446,422	1,247,000
Stockholders’ equity	1,471,947	1,390,517

Our balance sheet includes notes from receivable from Mega-C that aggregated $388,148 at December 31, 2003 and $669,769 at June 30, 2004. We expect to receive tangible personal property with a fair market value that is equivalent to the balance of the notes in connection with Mega-C’s Chapter 11 reorganization. The reported values may be subject to future impairment based on events that occur after the date of this prospectus.

MARKET PRICE OF COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

During the years ended December 31, 2003 and 2002, our company was inactive and there was no significant trading activity. Since January 2004, trading in our common stock has been limited and sporadic. Our common stock is not listed on a national securities exchange or the Nasdaq stock market. It is quoted in the OTC Pink Sheets and trades under the symbol AXPW. The following table sets forth, for the periods shown, the high and low closing bid prices for our common stock as reported by Pink Sheets, LLC, the publisher of the OTC Pink Sheets. The closing bid and asked prices for our common stock were $4.90 and $5.75 per share, respectively, on August 27, 2004.

	Low	High
First quarter ended March 31, 2004	$0.80	$5.44
Second quarter ended June 30, 2004	$2.40	$7.20
Third quarter through August 25, 2004	$3.50	$4.75

On June 30, 2004, we had 13,252,100 shares of common stock issued and outstanding. Our officers, directors and affiliates control 9,823,700 shares of our common stock. Non-affiliates control the remaining 3,428,400 shares. Approximately 422,000 shares are eligible for resale without restriction and another 251,700 shares are presently eligible for resale pursuant to Rule 144. In addition to the shares described in this prospectus, we plan to file two registration statements within the next 30 days. The first will register the resale of 3,026,400 shares issued or issuable upon the exercise of our outstanding warrants. The second will register 708,500 shares issuable upon the exercise of outstanding options and 1,170,800 shares issuable under stockholder approved compensation plans. A substantial increase in the supply of freely transferable shares is likely to have a negative impact on our stock price.

Number of stockholders

Based on information derived in connection with the solicitation of proxies for our 2004 annual meeting of stockholders, we believe we have approximately 808 stockholders, including 373 record stockholders and 444 beneficial owners who hold shares in brokerage and other street name accounts.

No dividends

We have never declared or paid cash or other dividends on our common stock and do not expect to pay cash dividends for the foreseeable future. We currently intend to retain all future earnings, if any, for use in the operation of our business and to fund future growth. Any future cash dividends will depend upon our results of operations, financial conditions, cash requirements, the availability of adequate capital surplus and other factors. We are not presently subject to any debt related dividend restrictions.

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Securities authorized for issuance under equity compensation plans

The following table provides summary information on our equity compensation plans.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by stockholders
2004 Incentive Stock Plan	39,600	4.07	960,400
2004 Outside Directors' Stock Option Plan	39,600	4.07	210,400

Equity compensation plans not approved by stockholders
Stock option grants to attorneys and officers	629,300	3.09
Total equity compensation awards	708,500	$3.20	1,170,800

As partial compensation for services rendered, members of the law firm of Petersen & Fefer were granted non-plan options to purchase 189,300 shares of our common stock at a price of $1.00 per share. These options are fully vested and may be exercised at any time prior to December 31, 2005.

In connection with the execution of a four-year employment agreement, our chief executive officer Charles Mazzacato was granted a non-plan option to purchase 240,000 shares of our common stock at a price of $4.00 per share. This option will vest at the rate of 55,000 shares per year commencing July 1, 2005 and be exercisable for a period of five years after each vesting date.

In connection with the execution of a four-year employment agreement, our chief financial officer Peter Roston was granted a non-plan option to purchase 200,000 shares of our common stock at a price of $4.00 per share. This option will vest at the rate of 50,000 shares per year commencing July 1, 2005 and be exercisable for a period of five years after each vesting date.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of the financial condition and results of operations of our company should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see "Risk Factors" and "Forward-Looking Statements" elsewhere in this prospectus.

Overview

We had no revenues and incurred a net loss of ($506,300) during the year ended December 31, 2003. We had no revenues and incurred a net loss of ($1,359,571) during the six month period ended June 30, 2004. The auditors’ report on our financial statements for the year ended December 31, 2003 contains an explanatory paragraph that our financial statements have been prepared assuming that our company will continue as a going concern and that our limited financial resources and our potential to incur operating losses raises substantial doubt about that assumption.

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We do not expect to generate revenue for a period of 18 to 24 months from the date of this prospectus, if ever. We will not be able to continue our business without obtaining substantial additional funds from the sale of securities or other sources. We have no commitments for additional capital and there is no assurance that we can continue as a going concern.

Results of Operations

No revenue We have no revenue generating assets or business activities. We will not generate revenue from the sale of products until we complete alpha and preliminary beta testing. While we may be able to generate modest revenues during commercial beta testing of our proposed products, the amount and timing of any beta test revenues are uncertain. We do not expect to generate revenue from the sale of products for 18 to 24 months.

Increasing net losses During the fourth quarter of 2003 and the first two quarters of 2004 we incurred selling, general and administrative expenses, research and development expenses and net losses as follows:

	Fourth Quarter 2003	First Quarter 2004	Second Quarter 2004
Selling, general and administrative	$252,865	$311,350	$400,857
Research and development	$253,435	$281,629	$365,736
Net loss	$(506,300)	$(592,979)	$(766,592)

A detailed breakdown of our selling, general and administrative expenses over the last three fiscal quarters is set forth in the following table:

	Fourth Quarter 2003	First Quarter 2004	Second Quarter 2004
Litigation related legal fees and expenses	$252,865	$118,116	$55,560
Directors and officers compensation		36,776	168,541
Administrative staff expenses		78,225	91,438
Exchange Act compliance and reporting		45,749	54,475
Facilities, utilities and maintenance		32,484	30,843

Known trends The largest single component of our general and administrative budget has been legal and professional fees associated with pending litigation. We have spent $426,541 on litigation related expenses over the last nine months. In the first quarter of this year, the law firm of Petersen & Fefer assumed primary responsibility for litigation coordination, developed a comprehensive litigation strategy and changed our relationships with external law firms, resulting in substantial cost reductions that are expected to continue in future periods. We believe the Chapter 11 reorganization of Mega-C is likely to reduce our future legal expenses by consolidating diverse legal proceedings in a single court and shifting Mega-C’s share of the litigation costs to the Mega-C Trust. Nevertheless, litigation costs are expected to be the most volatile and unpredictable component of our general and administrative budget for an indefinite period of time. In August 2004, our board approved a $1 reduction in the exercise price of 306,000 options and warrants held by members of the law firm of Petersen & Fefer in recognition of the substantial uncompensated service provided by that law firm during the first eight months of the current year. The non-cash expense associated with the exercise price reduction will increase our third quarter loss by $306,000.

We expect to incur substantial non-cash expenses associated with equity compensation awards to our officers, employees and others. In August 2004 we entered into employment agreements with Charles Mazzacato and Peter Roston. In connection with these agreements, we granted Mr. Mazzacato and option to purchase 240,000 shares and we granted Mr. Roston an option to purchase 200,000 shares. Both of these options provide for an exercise price of $4.00 per share and vest over a period of four years from the date of grant. The estimated fair value of these options, determined using the Black-Scholes option-pricing method, together with the estimated fair value of any additional options we issue in the future will be charged to expense over the option vesting period. These non-cash charges are likely to significantly increase our reported operating expenses and losses for an extended period of time.

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Non-financial metrics We do not presently use any non-financial metrics as indicators of our current and future financial condition and operating performance.

Internal controls In connection with the preparation of our Report on Form 10-QSB for the period ended June 30, 2004, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures. The evaluation was conducted under the supervision and with the participation of our chief executive officer and our chief financial officer. Based on that evaluation, our company’s management including our chief executive officer and our chief financial officer concluded that the design of our system of disclosure controls and procedures was effective to ensure that material information relating to our company is made known to them and that our system of disclosure controls and procedures is operating to provide a reasonable level of assurance that information required to be disclosed in our reports is recorded, processed, summarized and reported in a timely manner. There have been no significant changes in our internal controls or in other factors that could significantly affect internal controls between the date of our evaluation and the date of this prospectus.

Outlook for the remainder of 2004 and the first six months of 2005 After giving effect to known and anticipated operating conditions and our current operating plans, the following table summarizes our anticipated cash outlays, anticipated non-cash expenses and anticipated operating losses for each of the next four fiscal quarters.

	Third Quarter 2004	Fourth Quarter 2004	First Quarter 2005	Second Quarter 2005
Anticipated cash outlays	$990,000	$1,089,000	$1,197,900	$1,317,690
Anticipated non-cash expenses	362,250	56,250	56,250	56,250
Anticipated net loss	$(1,352,250)	$(1,145,250)	$(1,254,150)	$(1,373,940)

Our cash outlays and operating losses over the next four quarters may be significantly higher than current estimates because of unforeseen developments. While our limited operating history makes it difficult for us to predict future operating results, we expect to incur ongoing losses of increasing magnitude for the foreseeable future.

Liquidity and Capital Resources

Since inception, we have financed our operations through private sales of common stock. Our stockholders contributed $1,900,000 in capital during the year ended December 31, 2003. During the first six months of 2004, we raised $1,288,000 in capital from private placements of new securities and $150,000 in proceeds from the exercise of outstanding warrants. In general, the proceeds from our financing activities have only kept pace with our day-to-day expenditures and we have no meaningful cash balances.

We had $359,683 in current assets and $1,446,422 in current liabilities at June 30, 2004, resulting in a working capital deficit of ($1,086,739). The bulk of this working capital deficit is attributable to a $1 million obligation that will be payable to C&T upon the successful completion of preliminary beta testing.

We have previously issued 1,796,300 capital warrants that are exercisable at an average price of $1.85 per share and 1,230,100 investor warrants that are exercisable at prices ranging from $1.50 to $4.00 per share. We intend to file a registration statement for the common stock underlying these warrants within 30 days. Since our investor warrants incorporate provisions that will increase the exercise price if the investor warrants are not exercised within 30 days after the effective date of our planned registration statement, we believe the investor warrants are likely to be promptly exercised. The following table provides summary information on the anticipated proceeds from the exercise of investor warrants.

Warrant	Number of	Primary Exercise Period		Step-up	Secondary Exercise Period
Series	Warrants	Price	Proceeds	Date	Price	Proceeds
Series I	567,000	$1.50	$850,500	30-days	$2.00	$1,134,000
Series II	350,000	$3.00	$1,050,000	30 days	$4.00	$1,400,000
Series III	313,100	$4.00	$1,252,400	October 31, 2004	$5.00	$1,565,500

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While it is not legally obligated to do so, we believe C&T is likely to offset its $1 million receivable from us against the exercise price of 500,000 capital warrants held by its shareholders.

Certain holders of investor warrants have advised us that they intend to exercise their warrants immediately, rather than waiting for the effectiveness of our planned registration statement. We believe our current financial resources and the proceeds from the anticipated warrant exercises will be adequate to provide for our cash requirements until we obtain an order of effectiveness for our planned registration statement. Thereafter, we believe the cash proceeds from additional warrant exercises will be adequate to provide for our cash requirements through the completion of our alpha and preliminary beta testing. We will not be able to commence commercial beta testing without obtaining additional funds from the sale of additional securities or from other sources. We are presently seeking additional capital. We believe we will need at least $10 million in additional capital when we commence commercial beta testing, however, capital requirements are difficult to plan for companies that are developing new products. We expect that we will need additional capital to pay the ongoing expenses of our research and alpha testing activities, pay our day-to-day operating costs, finance additions to our infrastructure, pay for the development of manufacturing capabilities and the planned beta testing of our proposed products, pay for the development of a sales and marketing organization and finance the acquisition of other assets, technologies and businesses. We intend to pursue additional financing as opportunities arise.

Our ability to obtain additional financing will be subject to a variety of uncertainties. The inability to raise additional funds on terms favorable to us, or at all, would have a material adverse effect on our business, financial condition and results of operations. If we are unable to obtain additional capital when required, we will be forced to scale back our planned expenditures, which would adversely affect our growth prospects.

As a result of our limited operating history, our operating plan and our growth strategy are unproven. There are no assurance that our operating plan and growth strategy will be successful or that we will be able to compete effectively, achieve market acceptance for our products or otherwise address the risks associated with our existing and proposed business activities.

Contractual Obligations

We have contractual obligations that may affect our financial condition. The following table summarizes our significant contractual obligations as of the date of this prospectus:

	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Long term debt, capital lease and operating lease obligations	$0	$0	$0	$0	$0
Employment contracts	700,000	175,000	350,000	175,000
C&T acquisition agreement	1,000,000	1,000,000	0
Total	$1,700,000	$1,175,000	$350,000	$175,000	$0

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of our financial statements requires us to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Our estimates, judgments and assumptions are continually re-evaluated based upon available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates. Areas in which significant judgment and estimates are used include, but are not limited to, notes receivable and equity-based compensation.

Notes Receivable Our financial statements include notes receivable from Mega-C that aggregated $388,148 at December 31, 2003 and $669,769 at June 30, 2004. We expect to receive tangible personal property with a fair market value that is roughly equivalent to the current balance of the notes in connection with Mega-C’s Chapter 11 reorganization. We review the recoverability of our other assets including notes receivable, equipment, goodwill

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and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Equity-based Compensation We have adopted the fair value method of accounting for employee stock options contained in Statement of Financial Standards No.123 "Accounting for Stock-Based Compensation," which is considered the preferred method of accounting for stock-based employee compensation. All employee stock options granted subsequent to January 1, 2003 will be expensed over the stock option vesting period based on fair value, determined using the Black-Scholes option-pricing method, at the date the options were granted. Previously, we accounted for employee stock options using the intrinsic value method of APB 25.

Quantitative and Qualitative Disclosures Regarding Market Risk

Historically, we have been exposed to immaterial levels of market risk and have not been significantly exposed to fluctuations in currency exchange rates. However, our financial statements are reported in U.S. dollars and the functional currency of Axion (Ontario) is the Canadian dollar. Therefore, our financial statements reflected a cumulative currency translation adjustment of $35,064 as of June 30, 2004. We believe the bulk of our future expenses and a substantial portion of any future revenues are likely to be denominated in currencies other than the U.S. dollar, thereby increasing our exposure to exchange rate gains and losses on non-U.S. currency transactions. We do not currently enter into forward exchange contracts to hedge exposure denominated in foreign currencies or any other derivative financial instruments for trading or speculative purposes. In the future, if we believe our currency exposure merits, we may consider entering into transactions to help mitigate that risk.

Our cash is invested in bank deposits denominated in U.S. dollars and Canadian dollars. The carrying value of these cash equivalents approximates fair market value. Our investments are subject to interest rate risk, which is the risk that our financial condition and results of operation could be adversely affected due to movements in interest rates. Given our historically low cash balances, however, we believe interest rate risks are immaterial.

HISTORY OF OUR COMPANY

Axion (Ontario) was incorporated in the province of Ontario, Canada on September 18, 2003 and continued as a Canadian federal corporation on December 17, 2003. On November 15, 2003 Axion (Ontario) entered into an agreement with C&T that gave Axion (Ontario) the exclusive license to develop the E3Cell technology for use in a limited class of applications. The original license agreement:

•	Included all "stationary applications" like uninterruptible power supplies, power conditioning systems and short-term storage systems for wind and solar power generating facilities and conventional electric utilities;

•	Excluded all "mobile applications" like portable consumer products, automotive products, forklifts, wheelchairs and other classes of electric vehicles;

•	Gave C&T an equity interest in Axion (Ontario) and provided for a series of royalty and technology development payments to C&T; and

•	Gave Axion (Ontario) the right to acquire C&T’s patents, reserved royalties and reserved rights to develop the E3Cell technology for use in mobile applications for combination of cash and equity securities if Axion (Ontario) became a publicly held company after the date of the license.

The license agreement and the opportunity to acquire ownership of C&T’s patents, reserved royalties and reserved rights to develop the E3Cell technology for use in mobile applications was the driving force behind the business combination between Axion (Ontario) and Tamboril. When we negotiated the business combination, we believed

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that consolidation of all technology rights in a single entity would help reduce the cost and complexity of future research and development activities, mitigate the risks associated with an unfavorable outcome in the pending lawsuits arising from the operations of Mega-C and otherwise facilitate the development of the E3Cell technology and simplify the introduction of products based on the technology. In our worst-case scenario, we believed the combined companies would have:

•	The unrestricted right to use the E3Cell technology in mobile applications; and

•	The right to receive all royalties and other payments that C&T had reserved under its initial agreement with the Taylor Group.

Since we believed that stationary applications represented a small percentage of the potential market for the E3Cell technology and we believed the royalties retained by C&T were likely to constitute the bulk of the potential profit from the sale of E3Cell products for use in stationary applications, we ultimately concluded that the resolution of the conflicting claims to certain technology rights would not materially impact our long-term business potential.

In December 2003, the shareholders of Axion (Ontario) entered into a business combination with our company that was structured as a reverse takeover. In connection with the reverse takeover:

•	We issued 10,773,200 shares of common stock in exchange for 100% of the outstanding securities of Axion (Ontario);

•	The stockholders of C&T purchased 1,250,000 shares of common stock from our former principal stockholders;

•	We agreed to purchase C&T’s patents, reserved royalties and reserved rights to develop the E3Cell technology for use in mobile applications for 1,592,600 capital warrants; and

•	C&T reserved its rights to receive the unpaid balance of the $1,794,000 in cash license fees provided for in the original license agreement.

As an integral element of the business combination, we established an irrevocable trust for the purpose of holding a substantial interest in our company for the benefit of Mega-C’s creditors and shareholders until Mega-C’s legal problems were resolved. A total of 7,327,500 shares of our common stock were contributed to the Mega-C Trust in connection with the closing of the business combination. This number represented approximately 68.0% of the total number of shares issued to the shareholders of Axion (Ontario) in connection with the reverse takeover.

DESCRIPTION OF OUR BUSINESS

Industry overview

The battery industry manufactures devices that store electrical energy in chemical form for use on demand by an electrical apparatus. The products produced by battery manufacturers range from simple batteries that provide electricity at the flip of a switch to smart batteries that use sophisticated feedback mechanisms to control charging, discharging and other operating parameters. The battery industry is experiencing a period of rapid growth that is fueled in part by the following factors:

•	Environmental concerns over transportation systems that rely on fossil fuels;

•	Economic concerns over the availability and cost of fossil fuels;

•	The emergence of new technologies for communications, transportation and power generation; and

•	Rapid development and industrialization in less developed countries.

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Notwithstanding the rapid and sustained growth, the battery industry faces a number of important technical challenges, including:

•	Developing products that have improved power output to weight ratios, or power densities;

•	Developing products that have improved charge and discharge rates;

•	Developing products that can withstand repeated charging and discharging without a loss of performance;

•	Developing products that make a greater proportion of the stored energy available for use; and

•	Developing products that can be recycled using existing technologies and infrastructures.

In response to these challenges, the battery industry is developing and introducing new products based on technologies that are increasingly complex, sophisticated and expensive. We believe growth and technical change in the battery industry will continue to accelerate for the foreseeable future.

Overview of lead-acid battery technology

The most common form of electrochemical battery is the lead-acid battery. Lead-acid batteries are essential components in a wide variety of consumer and industrial products including:

•	Automotive electrical systems;

•	Golf carts, wheelchairs, forklifts and other motive applications;

•	Uninterruptible power supplies for computers and sensitive electronics; and

•	Power systems for communications networks.

Despite their market prominence, lead-acid batteries have a number of significant limitations, including:

•	Limitations on acceptable charge and discharge rates;

•	Life spans that are limited by internal chemical processes that deteriorate over time and significantly impact performance after a predictable number of discharge cycles;

•	Limitations on the proportion of the stored energy that can be used in deep discharge cycles without damaging the battery; and

•	Substantial long-term maintenance requirements.

A conventional lead-acid battery contains two lead-based electrodes, one negative and one positive. In most case, the negative electrode is the primary life-limiting component. Over the life of a conventional lead-acid battery, internal chemical processes result in progressive and irreversible deterioration of the negative electrode. When the electrolyte can no longer freely penetrate the pores of the electrode, the battery loses its capacity to accept and hold a charge. At that point, the only alternative is to replace the old battery with a new one.

Lead-acid batteries deteriorate at different rates due to a variety of factors including the number of times the battery is charged and discharged; the rate of charge; the rate and depth of discharge; and environmental conditions that effect internal electrochemistry.

Despite the inherent weaknesses of lead-acid battery technology, the worldwide market for lead-acid batteries accounts for approximately $30 billion in annual sales. We believe that worldwide demand for lead-acid batteries will continue to expand rapidly for the foreseeable future.

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Our E3Cell batteries

Our E3Cell replaces the lead-based negative electrode in a conventional lead-acid battery with two highly permeable nanoporous carbon electrodes that minimize the physical deterioration associated with lead electrodes and give our E3Cells a combination of battery and super-capacitor characteristics that are not attainable with other technologies. Laboratory and preliminary alpha testing of our E3Cell prototypes have demonstrated a number of areas where the performance characteristics of our E3Cells compare favorably with lead-acid batteries.

Our short-term objective is to complete the development of our E3Cell technology and introduce a product. If alpha and beta testing confirm our laboratory results and we can overcome the technical hurdles described in this prospectus, we believe our proposed E3Cell batteries may be able to offer an alternative to conventional lead-acid battery technology that will:

•	Charge three times faster;

•	Withstand repetitive 90% depth of discharge without significant reduction in battery performance;

•	Offer three to four times as many charge/discharge cycles in deep discharge applications; and

•	Require minimal maintenance.

Initially, we intend to focus on developing industrial batteries for use in uninterruptible power supplies and communication networks. We also intend to investigate the potential for using battery systems based on our E3Cell technology for short-term storage of excess energy generated by wind and solar power facilities and conventional electric utilities. If we can establish a base in these markets, we hope to expand into larger markets for mobile applications like golf carts, electric wheelchairs, electric forklifts and hybrid automobiles. There can be no assurance that we will be able to develop a commercial product based on our E3Cell technology or that we will be able to manufacture and market any products we develop.

Enabling technology

We believe batteries based on our E3Cell technology have the potential to become an enabling technology for cost-effective short-term energy storage for alternative and traditional generating facilities. Utilities typically design power plants to meet peak demands in their service area and it is difficult and expensive to adjust power outputs for daily demand fluctuations. Therefore, a significant portion of the electricity generated in North America is wasted because it is generated during off-peak hours. Alternative energy systems like photovoltaic cells and windmills can only be used as supplemental power sources because of highly variable weather conditions.

Our E3Cell technology is well suited to industrial applications that require rapid charging and repetitive deep cycle discharging. We believe that batteries based on our E3Cell technology will have the potential to offer three to four times as many charge/discharge cycles when compared with presently available technology. If our development efforts are successful, we believe our E3Cell technology may have the potential to significantly reduce the unit cost of short-term energy storage. If we are able to engineer cost effective short-term energy storage systems, the demand from alternative generating facilities and traditional utilities could be substantial.

The control and other operating systems necessary for high-capacity short-term electricity storage systems do not presently exist and our company does not have adequate financial or technical resources to develop that type of system. If our proposed products demonstrate the technical characteristics we presently anticipate, we believe that others may be willing to joint venture with our company or license our technology for use in for high-capacity short-term electricity storage systems.

Applied nanotechnology solutions

The National Nanotechnology Initiative (the "NNI") is a federal research and development program created by the White House to coordinate multi-agency efforts in nanoscale science, engineering, and technology. Sixteen

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Federal agencies participate directly in the NNI and a variety of other organizations contribute to the NNI through studies, cooperative research and development, and other collaborations. The NNI broadly defines a new technology as "nanotechnology" if it includes each of the following elements:

•	Research and technology development at the atomic, molecular or macromolecular levels, in the length scale of approximately 1 to 100 nanometers;

•	Creating and using structures, devices and systems that have novel properties and functions because of their small and/or intermediate size; and

•	Ability to control or manipulate on the atomic scale.

We do not build nanostructures by manipulating individual atoms or molecules. Instead, we begin with activated carbon and use proprietary technology to:

•	Optimize naturally occurring porosity in the 10- to 100-nanometer in size range;

•	Create massive structural permeability; and

•	Integrate processed carbon into a self-regulating system results in a unique combination of battery and super-capacitor characteristics.

In a small but important way, we believe our methods for making nanostructure enhanced carbon electrodes are properly classified as applied nanotechnology.

Our E3Cell battery design

The complete technical description of an electrical storage device based on our E3Cell technology is a "multi celled asymmetrically super-capacitive lead-acid-carbon hybrid battery." Where a lead-acid battery uses two lead-based electrodes in each cell, our E3Cell battery uses a lead-based electrode for the positive pole and two polarizable nanoporous carbon electrodes for the negative pole. We are devoting substantial financial and technical resources to the development of manufacturing techniques will allow us to manufacture nanoporous carbon electrodes at a cost that is reasonably competitive with the cost of conventional lead electrodes. If we are unable to manufacture quality electrodes at a competitive cost we will be unable to develop a competitive product based on our E3Cell technology

The key feature that differentiates our E3Cell battery from a traditional lead acid battery is our use of two highly permeable nanoporous carbon electrodes to replace the lead-based negative electrode. This eliminates the physical deterioration associated with lead-based negative electrodes and gives our E3Cell batteries a number of super-capacitive characteristics. As a result, our E3Cell batteries are expected to perform better in high performance applications where rapid charge rates and the ability to withstand a large number of charge and deep discharge cycles are critical requirements.

In many respects, the configuration of our E3Cell battery will be similar to conventional lead-acid batteries. Our E3Cells, each of which has a maximum power output of approximately 2.4 volts, will be arranged in a multi-cell configuration and use similar positive electrodes, separators, terminals, electrolytes and assembly techniques. Because of the parallels, our finished product is expected to look similar to a conventional battery. We believe the production of E3Cell batteries should be largely compatible with existing lead-acid battery production facilities and assembly processes. If our E3Cell technology is well received, we believe lead-acid battery manufacturers will be able to adapt existing production lines to our E3Cell technology for a fraction of the cost of a new facility.

Our product development and testing plan

We recently entered into a memorandum of understanding with the East Penn Manufacturing Company, Inc., one of the largest independent battery manufacturers in North America. This MOU establishes the framework for a three-phase joint development and testing program that includes pre-commercial alpha-stage laboratory testing; pre-commercial beta stage product testing; and co-development of a series of commercial battery products. We believe

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this development and testing program will, if successfully implemented, advance our E3Cell technology from the laboratory prototype stage to initial product rollout. Our MOU with East Penn only provides a general framework for our planned cooperation and does not include a detailed listing of the tasks to be completed, an allocation of the anticipated testing and development costs or the specific terms of the future economic relationship between our companies. Instead, the MOU contemplates that each stage of the testing and development process will be described in a separate agreement that clearly defines the respective rights and responsibilities of the parties.

Our initial laboratory research is complete and we are presently engaged in laboratory testing of alpha prototype E3Cell batteries. We believe the alpha testing process will require three to six months. Our alpha prototypes have demonstrated competitive features and performance advantages that we believe end-users will find attractive. However, our alpha prototypes do not satisfy our performance expectations and we will need to improve various aspects of our E3Cell technology before we can begin beta testing. In particular, we need to increase the energy density of our E3Cells and improve our electrochemistry. There is no assurance that we will be able to resolve the known technical challenges before we begin beta testing. Moreover, our ongoing alpha testing may reveal additional technical issues that are not currently recognized as challenges. If we are unable to improve the performance of our E3Cell technology in a timely manner, we may be forced to delay beta testing, modify our performance expectations, redesign our proposed products or abandon our product development efforts altogether.

If our alpha testing is successful, we believe beta stage testing will require an additional nine to twelve months. The goal of our beta testing program will be to test batteries based on our E3Cell technology in real world conditions. We believe the beta testing process will give us a fuller understanding of the strengths and weaknesses of our E3Cell technology and the needs of our potential customers. We believe that our planned beta testing is likely to reveal additional technical challenges and opportunities that cannot be accurately assessed at the present time. Upon the completion of beta testing, we intend to select our initial markets, finalize our initial product designs and specifications and begin manufacturing our proposed products.

Overall, we believe alpha testing, beta testing and product development is likely to require 18 to 24 months; but estimates of the time required to develop new technologies are inherently speculative and we can provide no assurances that our current estimates of the development timeline will prove to be accurate.

Our integrated research and prototype development facility is the cornerstone of our product testing and development program. The principal function of this facility is to insure that constructs, formulations and fabrication methods that succeed in the laboratory are tested in-house under controlled conditions. We have the capacity to process our raw materials, fabricate our electrodes and build prototype E3Cell batteries in small quantities for alpha and preliminary beta testing purposes. Performing the entire fabrication process in-house gives us better control over the quality of our prototypes and helps integrate the work of our research team with the practical issues faced by our engineering team. We believe our integrated facility is likely to shorten our product development cycles and improve the coordination between our laboratory scientists and our development engineers. Our research and prototype development facility will never generate an operating profit, but we believe that ability to combine scientific research and prototype production in a single facility will increase the probability that any new facilities we establish in the future will be able to produce quality products at predictable and competitive prices.

Alpha evaluation We have designed and fabricated approximately 150 alpha evaluation cells that we are presently using for alpha testing. We have used approximately 120 of these alpha evaluation cells to fabricate a series of multi-cell battery prototypes. We are actively engaged in testing individual alpha cells and multi-cell battery prototypes to determine whether our current design will consistently meet our performance expectations. We are generally satisfied with the results of our alpha testing, however there is an opportunity for us to continue to optimize these devices for specific applications. This application optimization must take place before we proceed with beta testing.

We plan to cooperate with a major manufacturer of UPS equipment during the alpha evaluation stage. Our proposed industry partner is a worldwide leader in the UPS equipment market that generates approximately $1 billion in annual sales. While certain details of the proposed relationship remain unresolved at the date of this prospectus, we believe a testing partnership with a major UPS equipment manufacturer will give us the advantage of their significant technical expertise and field support while giving them an opportunity to participate in the early

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development of a promising technology. If our alpha evaluation program is successful, we believe several other leaders in the electrical power industry will participate as evaluation partners during the beta testing stage.

During the alpha evaluation stage, we will work closely with our testing partner to develop detailed technical specifications for the more advanced "beta evaluation batteries" that will be used in our planned field tests. We will also finalize the design of our beta evaluation batteries and begin fabricating the necessary components. There is no assurance that our alpha evaluation will be successful or that our company will ever be able to proceed to the beta evaluation stage.

Beta testing If our alpha evaluation yields favorable results, we intend to implement a two-stage beta testing program. We believe our preliminary beta testing will require between three to six months to complete and include the following tasks:

•	Manufacture preliminary beta evaluation batteries;

•	Conduct extensive internal performance testing and establish quality control standards;

•	Deliver prototype beta evaluation batteries to our testing partners for preliminary assessment, evaluation and testing in application specific environments; and

•	Design a standardized E3Cell battery for use in our second stage beta testing.

There is no assurance that our preliminary beta testing will be successful or that we will ever be in a position to proceed to our second-stage beta testing. If our preliminary beta testing yields favorable results, we believe our second-stage beta testing will require an additional six to twelve months and include the following additional tasks:

•	Develop manufacturing and assembly processes and distribution systems for our standardized E3Cell battery;

•	Plan, design, build and test a dedicated facility for pilot production and experimental manufacturing of our standardized E3Cell batteries in small commercial lots;

•	Expand the beta evaluation process to additional testing partners in a variety of market segments for the purpose of developing a customer base for a commercial product rollout; and

•	Develop a strategy for the production and commercial rollout of our proposed E3Cell batteries.

Anticipated testing costs We believe our alpha evaluation and preliminary beta testing can be conducted using our existing facilities and resources. The budgeted cost of our alpha evaluation and preliminary beta testing is approximately $3 million. Our second stage beta testing activities will be considerably more expensive and require an investment of approximately $10 million. We believe the anticipated proceeds from the exercise of warrants will be sufficient to pay the anticipated costs of our planned alpha evaluation and preliminary beta testing. Our available resources, however, will not be sufficient to pay the anticipated costs of our commercial beta testing. We believe, however, that financing opportunities will become available as our alpha evaluation and beta testing progress, particularly if the intermediate results we obtain are favorable.

Commercial rollout We do not have a well-defined strategy for the commercial rollout and production of our proposed E3Cell batteries. We may decide to build our own production facilities and develop our own distribution capacities, or we may decide to enter into partnerships, joint ventures and other arrangements with existing battery manufacturers who have excess production and distribution capabilities. There is no assurance that we will be able to establish the necessary manufacturing facilities when needed, or effectively manage the manufacturing, marketing and distribution of a new class of battery product.

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Our growth strategy

Our strategy is to establish a foundation for products based on our E3Cell technology in a limited number of high-value market segments where performance is a primary consideration and cost is secondary. We have chosen three market segments where we believe the E3Cell has key features that will be readily recognized and rapidly accepted. These market segments are:

•	Uninterruptible power supplies for computers and sensitive electronics;

•	Power systems for communications networks; and

•	Short-term energy storage systems for alternative energy systems including solar and wind energy.

By focusing on these high-value industrial markets we believe we will be able to efficiently deploy a small and sophisticated marketing team that can concentrate on the needs of the relatively small number of manufacturers who compete in these specialty markets. We believe this strategy is likely to:

•	Provide sufficient revenue to make our company self-sustaining at an early stage;

•	Provide a credible track record for larger and more conservative market segments that are not likely to rapidly adopt an emerging technology;

•	Provide a level of insulation from the superior marketing, financial and production resources of our better-established competitors; and

•	Provide multiple opportunities for high-level networking among sophisticated users.

If we are able to establish a credible market presence in our initial target markets, we then hope to use this foundation as a stepping-stone into successively larger market segments.

Patents and intellectual property

In connection with the business combination, we purchased all of C&T’s patents, patent applications, trade secrets, know-how and other intellectual property associated with the E3Cell technology. We have no duty to pay any royalties or license fees with respect to the future commercialization of the E3Cell technology and we are not subject to any field of use restrictions. We believe the C&T patents and patent applications, along with our trade secrets, know how and other intellectual property will be critical to our success.

In connection with pending litigation described elsewhere in this prospectus, adverse parties have asserted certain claims that could impair our rights to develop the E3Cell technology for use in certain markets. In particular the Taylor Group has asserted:

•	That their license and Mega-C’s sublicense were not properly terminated and that their license to exploit the E3Cell technology in stationary applications continues in full force and effect; and

•	That their oral agreements with C&T gave them an interest in the E3Cell technology and they are entitled to a proportional share of the consideration we paid to C&T in connection with the business combination.

We believe the stationary applications that were originally licensed to the Taylor Group and subsequently sublicensed to Mega-C represent a small percentage of the potential market for the E3Cell technology. We also believe the royalties retained by C&T are likely to constitute the bulk of the potential profit from the sale of E3Cell products for use in stationary applications. Therefore, we believe that the resolution of the conflicting claims to the ownership of the E3Cell technology will not materially impact our long-term business potential.

Our ability to compete effectively with other companies will depend on our ability to maintain the proprietary nature of our E3Cell technology. The intellectual property we purchased from C&T includes three issued patents that

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cover various aspects of the E3Cell technology. We plan to file additional patent applications in the future. However the degree of protection offered by our existing patents or the likelihood that our future applications will be granted is uncertain. Competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investment in competing technologies, may have, or may apply for and obtain patents that will prevent, limit or interfere with our ability to make and sell products based on our E3Cell technology. Competitors may also intentionally infringe on our patents. The defense and prosecution of patent litigation is both costly and time-consuming, even if the outcome is favorable to us. An adverse outcome in the defense of a patent infringement suit could subject us to significant liabilities to third parties. Although third parties have not asserted any infringement claims against us, there is no assurance that third parties will not assert such claims in the future.

We also rely on trade secrets, know-how and other unpatented technology and there is no assurance that others will not independently develop the same or similar technology or obtain unauthorized access to our trade secrets, know-how and other unpatented technology. To protect our rights in these areas, we require all employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our unpatented technology in the event of an unauthorized use, misappropriation or disclosure. While we have attempted to protect the unpatented proprietary technology that we develop or acquire and will continue to attempt to protect future proprietary technology through patents, copyrights and trade secrets, we believe that our success will depend upon further innovation and technological expertise.

We may license technology from third parties. Our proposed products are still in the development stage and we may need to license additional technologies to optimize the performance of our products. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our proposed products. Our inability to obtain any necessary licenses could delay our product development and testing until alternative technologies can be identified, licensed and integrated.

In general, the level of protection afforded by a patent is directly proportional to the ability of the patent owner to protect and enforce his rights through legal action. Since our financial resources are limited, and patent litigation can be both expensive and time consuming, there can be no assurance that we will be able to successfully prosecute an infringement claim in the event that a competitor develops a technology or introduces a product that infringes on one or more of our patents or patent applications. There can be no assurance that our competitors will not independently develop other technologies that render our proposed products obsolete. In general, we believe the best protection of our proprietary technology will come from market position, technical innovation, speed-to-market and product performance. There is no assurance that we will realize any benefit from our intellectual property rights.

Staff and facilities

Our company has a total of fifteen full-time employees including a seven-member engineering team and a three-member management and business development team. C&T provides an additional fifteen full time employees for our company under the terms of a project management agreement. The employees provided by C&T include a ten-member scientific team that includes six employees with PhDs or other advanced degrees, a nine-member support team who are primarily involved in scientific support and manufacturing activities and a three-member project and facilities management team.

Over the next twelve months, we plan to hire five to ten additional employees for our production engineering and manufacturing teams. We are not subject to any collective bargaining agreements and believe our relations with our employees are good.

All of our employees work at an integrated office, research and prototype development facility located at 100 Caster Avenue in Vaughan, a suburb of Toronto. We sub-lease this facility under a commercial lease that provides for a remaining term of 30 months and a monthly rental of $5,000. This facility has approximately 14,000 square feet of floor space, including 5,000 square feet of management, administrative and engineering offices and 4,000 square feet of research laboratories. The balance is devoted to fabrication and testing.

We conduct all of our fabrication functions at our facility in Vaughan, and we have the capacity necessary for the small-scale production of the prototype batteries that will be used in our alpha evaluation and preliminary beta testing. We believe our facilities will be suitable for our anticipated needs until we complete our preliminary beta

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testing program. When we are ready to commence second-stage beta testing, we will need to acquire or build a dedicated manufacturing facility for standardized E3Cell batteries. We believe that suitable facilities are and will continue to be available within a reasonable distance from our current facility. There is no assurance that we will have adequate financial resources to pay the costs of acquiring such a facility.

Research and development

    Axion (Ontario) was incorporated in September 2003 and is primarily engaged in research and development on the E3Cell technology. During the year ended December 31, 2003, we spent $253,435 on company sponsored research and development. During the first six months of the current fiscal year, we spent $647,365 on company sponsored research and development. While our limited financial resources and short operating history make it difficult for us to estimate our future expenditures, we expect to incur research and development expenditures and operating losses of increasing magnitude for the foreseeable future.

Production and supply

    Since our present management has limited experience in manufacturing, we will need to either employ qualified personnel to establish manufacturing facilities or enter into appropriate manufacturing agreements with others. There is no assurance that we will be successful in attracting experienced personnel or financing the cost of establishing additional manufacturing facilities, if required. Accordingly, there is no assurance that we will ever be capable of producing a quality product for sale at competitive prices. Since our company currently has no long-term manufacturing plans, there can be no assurance that we will be able to successfully manufacture our products.

The only component of our E3Cell batteries that we plan to manufacture in-house is our nanoporous carbon electrode. For all other components, we will either order "off-the-shelf" items from established manufacturers or have the necessary components manufactured according to specifications and designs established by us. To date, we have encountered no difficulty in obtaining necessary parts or components. We are not dependent upon any single supplier. Although there are alternate sources of supply for substantially all of the components that will be included in our E3Cell batteries, we will depend on outside suppliers for substantially all of our raw materials and component parts. Therefore, there can be no assurance that our current or alternative sources will be able to meet all of our future demands on a timely basis. Unavailability of parts or components used in the manufacture of our products could require us to reengineer our products to accommodate available substitutions, which could increase our costs or have an adverse effect on manufacturing schedules, product performance and market acceptance.

PENDING LITIGATION

Litigation involving Mega-C

The failure of Mega-C resulted in two lawsuits and an arbitration involving C&T, the Taylor Group, Mega-C and the Mega-C Group. These legal proceedings are primarily concerned with conflicting claims to the ownership of Mega-C shares and disagreements over the termination of the Taylor Group’s license and Mega-C’s sublicense. The parties involved in these proceedings include, the Taylor Group, C&T and its officers, directors and employees who we refer to collectively as the "C&T Group;" Mega-C and its wholly owned subsidiary Mega-C (Ontario); and the Mega-C Group.

In their pleadings, the Taylor Group is claiming that they acquired a limited license to commercialize the E3Cell technology in stationary applications from C&T; added a mark-up and then granted a sub-license to Mega-C; which together with the Mega-C Group misrepresented Mega-C’s fundraising capabilities and then failed to meet their financial commitments. Therefore the Taylor Group is seeking monetary damages from the Mega-C Group, cancellation of the sub-license to Mega-C and confirmation that it holds a valid license to use the E3Cell technology in stationary applications.

In their pleadings, the C&T Group is claiming that they were the developers of the E3Cell technology; they conveyed limited license rights to the Taylor Group in return for a substantial financial and royalty commitments, the Taylor Group attempted to shift the financial burden to the Mega-C under the sub-license and Mega-C ultimately

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failed to meet the Taylor Group’s financial commitments. Therefore the C&T Group is seeking monetary damages from Mega-C and confirmation that the Taylor Groups’ license and Mega-C’s sublicense were properly terminated.

In their pleadings, the Mega-C Group and Mega-C are claiming that their inability to meet their financial commitments was a direct result of the Taylor Group’s unregistered resale of Mega-C shares, which precipitated an investigation by the OSC and made it impossible for Mega-C to continue its fundraising activities. Therefore the Mega-C Group and Mega-C are seeking monetary damages from the Taylor Group.

The pending litigation raised substantial questions respecting the ownership of Mega-C and the validity of the various claims and counterclaims asserted by the Taylor Group and Mega-C. Therefore, we concluded that the most efficient means of protecting our company and protecting Mega-C’s creditors and shareholders would be to establish an irrevocable trust that would hold 7,327,500 shares of our stock until Mega-C’s legal problems were resolved. Then, depending on the outcome of the litigation, the shares could either be distributed to or sold for the benefit of the prevailing parties.

Historically, we managed a coordinated legal defense for Mega-C and the C&T Group in order to insure that a lack of financial resources or litigation experience did not give rise to avoidable problems associated with the first two lawsuits instituted by the Taylor Group. In return, Mega-C agreed to reimburse the costs of the coordinated legal defense when its remaining assets were either transferred to our company or converted into cash. As a result of the Chapter 11 case, Mega-C is now solely responsible for its own litigation costs and we have a claim against Mega-C’s bankruptcy estate for the amount of our prior advances.

Litigation against us

On February 10, 2004, the Taylor Group filed a lawsuit in the Ontario Superior Court of Justice Commercial List (Case No. 04-CL-5317) that named our company, Axion (Ontario), Rene Pardo, Marvin Winick, Kirk Tierney, Joseph Piccirilli, Ronald Bibace, Robert Averill, James Smith, James Eagan, Thomas Granville Joseph Souccar, Glenn W. Patterson, Canadian Consultants Bureau Inc., Robert Appel, Harold Rosen, Igor Filipenko, Valeri Shtemberg, Yuri Volfkovich, Pavel Shmatko, Michael Kishinevsky, Mega-C Power Corporation (Nevada), Mega-C Power Corporation (Ontario), C And T Co. Incorporated, Turitella Corporation, Gary Bouchard, Fogler Rubinoff LLP, Netprofitetc Inc., 503124 Ontario Ltd., HAP Investments LLC, Infinity Group LLC, James Keim, Benjamin Rubin and John Doe Corporation as defendants.

The factual claims in this third lawsuit are not materially different from the claims in the other Mega-C cases, however the new lawsuit alleges a broad conspiracy to deprive the Taylor Group and Mega-C of their respective rights to commercialize the E3Cell technology. We believe:

•	The Taylor Group’s license and Mega-C’s sublicense were properly terminated;

•	There is no merit to the Taylor Group’s conspiracy claims;

•	The bulk of the remaining claims of asserted in the lawsuit are common law derivative claims based on matters that are properly in issue before the Bankruptcy Court; and

•	There are meritorious defenses to all of the claims presented in the lawsuit.

Therefore, we intend to vigorously defend our position. In connection with the third lawsuit, we are sharing legal counsel with Mega-C and have offered to provide a coordinated legal defense for all individual defendants who agree to be represented by our law firm. Any named defendant will be free to retain independent legal counsel, but we will not advance the costs of defense for any such individual or company. We have not agreed to indemnify any party to the third lawsuit against damage awards rendered against them or amounts paid in settlement of claims. The Mega-C Trust will pay Mega-C’s share of the future litigation expenses associated with this lawsuit.

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Mega-C Chapter 11

On April 6, 2004, we instituted a Chapter 11 reorganization of Mega-C by filing an involuntary petition in the U.S. Bankruptcy Court for the State of Nevada (Case No. 0450962-GWZ). The Bankruptcy Court granted an order for relief in the Chapter 11 case on April 12, 2004. When we filed the involuntary Chapter 11 petition, we believed a reorganization of Mega-C would be advantageous to our company in several respects including:

•	The assets of the Mega-C Trust, including 7,327,500 shares of our common stock, would be available to pay the administrative costs of Mega-C’s Chapter 11 and the claims of Mega-C’s creditors;

•	The accumulated billings of Mega-C’s legal counsel would be subject to the Mega-C Chapter 11 and we believed Mega-C’s available resources and the assets of the Mega-C Trust would be sufficient to fully pay the allowable amount of such billings;

•	The future costs of defending the pending lawsuits against Mega-C would be paid from Mega-C’s available resources and the assets of the Mega-C Trust;

•	The majority of the legal issues arising in connection with the pending Canadian lawsuits would likely be decided as core issues in Mega-C’s Chapter 11 case, thereby simplifying the other pending litigation; and

•	The diverse legal proceedings would be consolidated in a single business oriented court.

On June 1, 2004, Mega-C filed an adversary complaint against the Taylor Group in the Bankruptcy Court (Case No. 045144-GWZ). That adversary proceeding seeks cancellation of 1.6 million shares of Mega-C stock that were issued to the Taylor Group in April 2002, together with monetary damages for violations of the Securities Act, for violations of Section 16(b) of the Exchange Act and for civil violations of the RICO statute. We believe the adversary proceeding will take priority over the all of the other pending lawsuits and resolve the bulk of the legal issues presented in those lawsuits.

We believe Mega-C’s Chapter 11 reorganization and the adversary proceeding against the Taylor Group are likely to reduce our future legal costs. However, protracted litigation or higher than anticipated legal costs, could significantly reduce our available working capital and have a material adverse impact on our business. There can be no assurance that we will be successful in the defense against the various lawsuits, which could have a material adverse impact on our business and prospects if rights to exploit the E3Cell technology or substantial money damages are ultimately awarded to the plaintiffs.

SUMMARY OF THE MEGA-C TRUST AGREEMENT

The Mega-C Trust is an irrevocable grantor trust that was established as an integral element of the business combination between Tamboril and Axion (Ontario). It was intended as an informal reorganization alternative that would provide mechanisms for the:

•	Payment of Mega-C’s debts;

•	In-kind distribution of our stock to the Mega-C shareholders who purchased their shares for cash or held a small number of Mega-C shares;

•	Distribution of cash to Mega-C shareholders who did not purchase their shares for cash but did not engage in questionable stock sales; and

•	Exclusion of alleged securities law violators.

The rights, powers and obligations of Mega-C’s creditors and shareholders will be determined by reference to the trust agreement. The following is a summary of certain provisions of the trust agreement. It and other references in this Prospectus to the trust agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the trust agreement.

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General The irrevocable grantor trust known as "Trust for the Benefit of the Shareholders of Mega-C Power Corporation" was established by a trust agreement dated December 31, 2003 between our company as grantor and Benjamin Rubin as trustee. The purpose of the trust was to protect the rights of Mega-C’s creditors, preserve the potential equitable interests of Mega-C’s shareholders and insulate our company from the litigation risks associated with the prior operations of Mega-C. Under the trust agreement, the principal office and administrative situs of the trust is the office of the trustee.

Term The trust was established upon the execution of the trust agreement and the delivery of certificates representing 7,327,500 shares of our common stock ("Axion shares") to the trustee. The trust will continue to exist as a separate legal entity until all of the Axion shares have been sold, distributed to beneficiaries or surrendered to our company in accordance with the terms of the trust agreement. When all of the Axion shares are sold, distributed or surrendered according to the provisions of the trust agreement, the trust will terminate.

Initial corpus The initial corpus of the trust was 7,327,500 Axion shares. This number was a good faith estimate that represented one Axion share for every two Mega-C shares then outstanding. The 7,327,500 Axion shares constitute the entire corpus of the trust. Except for certain fees, charges and expenses specified in the trust agreement, our company has no duty to augment the corpus of the trust, pay trust expenses or contribute any money, additional Axion shares or any other property to the trust at any time.

Reduction of trust corpus The trust agreement provides that the number of Axion shares held by the trust will be proportionally reduced if Mega-C shares are surrendered for cancellation by a Mega-C shareholder or cancelled pursuant to a final order of the OSC, the SEC or any competent court. For each such event, the trustee is obligated to return one Axion share for every two Mega-C shares that are surrendered or cancelled.

Trustee’s right to vote Axion shares The trust agreement requires the trustee to vote the Axion shares proportionally with the votes actually cast at a meeting of our stockholders by persons other than the trust, thereby insuring the presence of a quorum at all stockholder meetings while preventing the trustee from exercising voting control over the affairs of our company.

Conditions precedent to sale or distribution of shares The trust agreement provides that the trustee cannot sell, distribute, dispose of or otherwise deal with the Axion shares until (a) all pending lawsuits, arbitrations and regulatory actions that could materially alter the ownership interests of the Mega-C shareholders are resolved; (b) our company has completed preliminary beta testing and made a decision to proceed with commercial beta testing of our proposed products; and (c) our company has properly registered the shares under the Securities Act, the Securities Act (Ontario) and any other applicable law requiring the registration of securities.

Priority for Mega-C’s creditors Once the conditions precedent are satisfied, the trust agreement provides that the interest of the beneficiaries as a group will be subordinate to and subject to reduction for the claims of Mega-C’s creditors to the extent the trustee determines that such creditors claims are entitled to priority under applicable law. The trustee is authorized to sell all or any portion of the Axion shares and use the sale proceeds to pay the full amount of all allowable creditors’ claims before any remaining Axion shares are allocated among the beneficiaries.

Potential beneficiaries The potential beneficiaries under the trust include all Mega-C shareholders. Potential beneficiaries have no right to participate in trust distributions unless they make a timely claim to beneficiary status according to procedures established by the trustee. The trustee is entitled to charge a reasonable fee for the work associated with the receipt, review, processing and classification of claims from potential beneficiaries, provided that the maximum fee charged to a potential beneficiary may not exceed a base fee of $75 for the first 2,500 Mega-C shares owned, plus a sliding scale fee of $.01 for each additional Mega-C share owned up to a maximum of $2,500.

Classification of Beneficiaries The trust agreement creates three categories of beneficiaries and requires the trustee to classify each beneficiary in one of those categories. The categories are as follows:

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•	Category-I includes all beneficiaries who can demonstrate that their Mega-C shares were purchased for a price of at least $1 per share that was paid in money, property or services actually performed and reasonably valued. To facilitate administration, the trustee may classify all holders of fewer than 2,500 Mega-C shares as Category-I beneficiaries. Category-I beneficiaries will be entitled to receive an in-kind distribution of the Axion shares that are allocated to them.

•	Category-II includes all beneficiaries who cannot demonstrate that their Mega-C shares were purchased for a price of at least $1 per share that was paid in money, property or services actually performed and reasonably valued. Category-II beneficiaries will not be entitled to receive an in-kind distribution of the Axion shares that are allocated to them. They will, however, be entitled to receive a pro rata share of any proceeds the trustee receives from the open market resale of Axion shares that are properly allocable to the Category-II beneficiaries as a group.

•	Category-III includes all potential beneficiaries that have allegedly violated applicable law in connection with the offer, sale or trading of Mega-C’s securities and are unable to show that there has been a judicial or administrative determination that the alleged activity did not occur or was not illegal. Category-III beneficiaries will not be entitled to receive any distributions from the trust unless they negotiate a settlement agreement with the trustee that provides for the partial surrender of the Axion shares allocated to them. In the event of such an agreement, Category-III beneficiaries will be reclassified as Category-II beneficiaries with respect to the reduced number of Axion shares.

Review of classification decisions Beneficiaries who disagree with a classification decision made by the trustee will have the right to request a review of the decision by a panel consisting of not less than three disinterested persons who have been selected by trustee in consultation with our board of directors. Beneficiaries who request such a review may be required to pay a fee of up to $500 per review panel member and all decisions rendered by the review panel will be final and binding on all parties.

Rights of beneficiaries The trust has not been divided into shares and beneficiaries have no power to transfer or convey their right to receive distributions except as a result of death or by operation of law. Beneficiaries have no voting rights or other power to influence the activities of the trust or the decisions of the trustee.

Allocation of Axion shares among beneficiaries When the conditions precedent are satisfied, all creditors claims have been paid and all beneficiaries have been classified, the trust agreement requires the trustee to allocate any remaining Axion shares among the beneficiaries on the basis of their respective ownership of Mega-C shares; provided that the trustee is not obligated to make any allocations to Mega-C shareholders who are involved in lawsuits, arbitrations or regulatory actions that could materially change the number of Mega-C shares held by them.

In-kind distributions to Category-I beneficiaries The trustee is required to make prompt in-kind distributions of Axion shares to the Category-1 beneficiaries. In connection with each in-kind distribution, the trustee is required to deliver a stock certificate for Axion shares together with a copy of this prospectus. When the trustee has delivered a stock certificate and a copy of this prospectus to a Category-I beneficiary, all further rights and privileges of the beneficiary will terminate.

Cash distributions to Category-II beneficiaries The trustee is required to deposit all Axion shares that have been allocated to Category-II beneficiaries in one or more brokerage accounts and to liquidate the Axion shares over a period of not more than 24 months. The trustee is entitled to charge an administrative fee of up to 2% of the net sales proceeds (after brokerage commissions and other direct expenses) to compensate the trustee for the work involved in planning and effecting resale transactions, collecting and accounting for sale proceeds, allocating the sale proceeds among the Category-II beneficiaries and distributing the sale proceeds to the persons entitled thereto. From time to time, but not less often than quarterly, the trustee is required to distribute the cash proceeds derived from the sale of Axion shares to the Category-II beneficiaries in proportion to their respective interests.

No distributions to Category-III beneficiaries The trustee is not authorized to make any distributions to Category-III beneficiaries unless they have entered into a settlement agreement with the trustee. In the absence of an

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agreement, all proceeds that would otherwise be allocable to a Category-III beneficiary will be donated to the American Red Cross in the name of the Category-III beneficiary.

Books, records and reporting The trustee is required to keep adequate books and records of the trust in accordance with generally accepted accounting principles. Within 90 days after the end of each calendar year the trustee is required to deliver an audited annual report to the Category-II beneficiaries. In addition to the audited annual report, the trustee is required to deliver an unaudited quarterly report to the Category II beneficiaries within 45 days after the end of interim fiscal quarter.

Binding arbitration of disputes The trust agreement authorizes the trustee to refer any disputes between our company, the trustee and the beneficiaries to binding arbitration. If arbitration is required, the party whose actions necessitated the arbitration will be required to pay the reasonable attorney’s fees incurred by trustee, together with any other disbursements, expenses, losses, costs and damages resulting from such actions.

Amendments of trust agreement With the consent of the trustee which may not be unreasonably withheld, the trust agreement may be amended at any time at the request of our company, the trustee, the OSC or the SEC, provided that no amendment may reduce, diminish or qualify the rights, privileges and preferences of the Category-I and Category-II beneficiaries or the trustee.

Successor trustee Benjamin Rubin resigned as trustee effective March 26, 2004. In connection with his resignation and based on consultation with our company, Mr. Rubin appointed Sally Fonner, a former officer and director of Tamboril as successor trustee in accordance with the terms of the trust agreement. In connection with such appointment, all certificates representing Axion shares were delivered to Ms. Fonner and the principal office and administrative situs of the trust was moved to Clearwater, Florida.

IMPACT OF CHAPTER 11 CASE ON THE MEGA-C TRUST

Since the Mega-C Trust was intended as an informal reorganization alternative, the provisions of the trust agreement do not present insurmountable problems under the Bankruptcy Code. There are, however, a number of areas where the provisions of the Bankruptcy Code will take priority over the provisions of the trust agreement. The impact of Mega-C’s Chapter 11 reorganization will ultimately be determined by the terms of Mega-C’s plan of reorganization. The following discussion is based on our present expectations of uncertain future events. While we believe our present expectations are reasonable, there is no assurance that the following forward looking information will prove to be accurate in all material respects. If Mega-C’s plan of reorganization requires material changes to the following disclosure, we will file a post-effective amendment to our Form S-1 registration statement.

Ownership of Axion shares The Mega-C Trust is and will remain the sole owner of the 7,327,500 Axion shares that may be sold, distributed or otherwise disposed of pursuant to this prospectus. Notwithstanding the fact that the Mega-C Trust is the owner of the Axion shares, the Bankruptcy Court will have the sole authority to direct the sale or other disposition of the shares during the pendancy of Mega-C’s Chapter 11 case. In connection with the Chapter 11 case, the Bankruptcy Court will have the authority to instruct the trustee to sell Axion shares for the purpose of generating cash that will be used to pay the administrative costs of the Chapter 11 case. The Bankruptcy Court will also have the authority to instruct the trustee to sell Axion shares for the purpose of generating cash that will be used to pay the claims of Mega-C’s creditors. During the Chapter 11 case, the trustee will not have the power to sell, transfer or otherwise dispose of any Axion shares without an express order from the Bankruptcy Court.

Submission of claims and classification beneficiaries We believe the claims processing procedures that are typically employed in bankruptcy cases will take priority over and replace the claims processing provisions of the trust agreement. In connection with the Chapter 11 case all creditors and shareholders of Mega-C will be required to submit formal claims to the Bankruptcy Court that provide substantially all of the information that would have been required under the trust agreement. Claims of creditors and shareholders of Mega-C that are not timely presented in the proper form will be barred. Since bankruptcy claims procedures do not provide for the payment of processing fees, the trustee will not be entitled to collect the claim processing fees contemplated by the trust agreement. Instead,

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 all cost associated with the collection, review, processing and classification of claims will be treated as an administrative cost of the Chapter 11 case.

Reclassification of certain beneficiaries Based on all available information, we believe the Bankruptcy Court is likely to conclude that all persons who would have been entitled to classification as Category-I beneficiaries under the trust agreement will be entitled to classification as creditors in the Chapter 11 case. This belief is based upon the assertion in the pending adversary proceeding that unregistered distributions of securities by the Taylor gave rise to a statutory right of rescission under the Securities Act that should be available to all persons who transferred money, property or services to the Taylor Group in return for Mega-C shares.

Resolution of share ownership issues Based on current market prices, we believe the market value of the Axion shares will be greater than the total anticipated claims of Mega-C’s creditors, including the claims of Mega-C shareholders who are entitled creditor status because of their potential claims under the Securities Act. Therefore, we believe the resolution of the principal conflicting claims to the ownership of Mega-C shares will become core issues in the Chapter 11 case. Mega-C has commenced an adversary proceeding against the Taylor Group that seeks, among other things, the cancellation of 1.6 million Mega-C shares that it believes were not properly issued under Nevada law. Additional adversary proceedings may be filed by or against Mega-C as the Chapter 11 case moves forward. When the claims processing and dispute resolution process is completed, Mega-C will request a court-certified list of Mega-C shareholders that clearly defines their respective rights and interests. This shareholders list will be incorporated in and serve as the basis for Mega-C’s plan of reorganization.

Payment of creditors claims We believe Mega-C’s plan of reorganization will offer all creditors, including Mega-C shareholders who are entitled creditor status because of their potential claims under the Securities Act, the right to choose between a cash payment or an in-kind distribution of Axion shares in satisfaction of their allowed claims. To the extent that creditors elect to receive cash payments, the Bankruptcy Court will order the trustee to sell sufficient Axion shares to generate the necessary funds which will then be distributed to creditors in accordance with Mega-C’s plan of reorganization. To the extent that creditors elect to receive in-kind distributions of Axion shares in lieu of cash payments, the plan of reorganization will specify the number of shares distributable to each such creditor and the manner in which the Axion shares are to be valued for purposes of the distribution.

Sale of residual Axion shares Since we believe all persons who would have been entitled to classification as Category-I beneficiaries under the trust agreement will be entitled to classification as creditors in the Chapter 11 case, we anticipate that all Axion shares remaining in the trust after the payment of creditors claims will be properly allocable to persons who would have been classified as Category-II or Category-III beneficiaries under the trust agreement. To facilitate administration, the trustee may elect to offer in-kind distributions of Axion shares to all holders of fewer than 2,500 Mega-C shares. All other residual shares, however, will be sold in accordance with the trust agreement and the proceeds of those sales will be distributed to the Category-II and Category-III beneficiaries at the time and in the manner provided in the trust agreement.

MANAGEMENT

Our board of directors is divided into three classes of directors that serve for staggered three-year terms. The following table identifies our executive officers and directors, specifies their respective ages and positions, and with respect to directors specifies the annual meeting when their current term as a member of the board will expire.

Name	Age	Position	Term Expires
Charles Mazzacato	51	Chief Executive Officer
Peter Roston	61	Chief Financial Officer
Dr. Igor Filipenko	40	Director	2007 Annual Meeting
Robert G. Averill	64	Director	2007 Annual Meeting
Glenn Patterson	51	Director	2006 Annual Meeting
Joseph Souccar	70	Director	2006 Annual Meeting
Thomas Granville	60	Director, Board Chairman	2005 Annual Meeting
Kirk Tierney	50	Director	2005 Annual Meeting
John L. Petersen	52	Director, General Counsel	2005 Annual Meeting

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Charles Mazzacato has 29 years of experience in commercial and industrial power systems engineering sales and marketing. From 1996 through 2003, he held various senior sales and marketing positions with Powerware, Inc., a global leader in the UPS and direct current power systems business. Mr. Mazzacato also served as chairman of Powerware’s global marketing council, providing leadership and strategic direction for Powerware’s $750 million sales and marketing effort. Previously, he served as Canadian national sales manager for the UPS group of Schneider Electric and as Canadian national sales manager for Emerson Electric. Mr. Mazzacato is a 1975 graduate of Ryerson Polytechnic Institute (Power Systems Engineering).

Peter Roston is a Chartered Accountant who managed our accounting and financial systems on a contract basis for the last five months and has over 30 years experience in accounting and financial management for small and medium sized enterprises. Before joining our company, Mr. Roston was employed for 13 years as a principal of Roston Associates, a Toronto-based management and operations consulting firm that specializes in securing equity financing, government grants and research and development credits for its client companies. Mr. Roston is a 1964 graduate of Concordia University (B.A. in Commerce and Accounting) and received his Chartered Accountant (C.A.) designation in 1967.

Dr. Igor Filipenko was appointed to our board in February 2004 and reelected at our 2004 annual meeting of stockholders to serve as a director for a three-year term that will expire on the date of our 2007 annual meeting of stockholders. Dr. Filipenko serves as the president of C and T Co. Incorporated, a position he has held since 1997 when he co-founded the company. C&T is the original developer of the E3Cell technology and is principally responsible for our ongoing research, development and product testing functions. In addition to his duties as president of C&T, Dr. Filipenko is actively involved in a number of other businesses, including VIK and VIK Systems, a pair of Ukrainian companies that are involved in refractory products manufacturing, export of metal production, and import of magnesite powder; Oledo Associated S.A., VIK Oil and Vostok Energiya, a group of Ukrainian companies that are engaged in petroleum refining and the import-export, wholesale and retail trading of petroleum products; and Laser Plus, an ophthalmologic clinic located in Donetsk, Ukraine. Dr. Filipenko is a 1986 graduate of Donetsk Medical University, Ukraine.

Robert G. Averill is an independent director who was appointed to our board in February 2004 and reelected at our 2004 annual meeting of stockholders to serve as a director for a three-year term that will expire on the date of our 2007 annual meeting of stockholders. Mr. Averill is principally involved in personal investments. He served as a director of Implex Corp., a New Jersey based developer and manufacturer of orthopedic implant devices that he co-founded in 1991 and was recently sold to Zimmer Holdings, Inc. From 1978 to 1991 Mr. Averill held a variety of executive positions with Osteonics Corp., a developer and manufacturer of orthopedic devices that he co-founded in 1978 and ultimately sold to Stryker Corporation. From 1971 to 1977, Mr. Averill served as a director and held a variety of executive positions with Meditech Inc., a company that developed, manufactured and marketed orthopedic implant devices that he co-founded in 1971 and was sold to 3M Corporation in 1975. Mr. Averill holds 28 patents on a variety of orthopedic medical devices and materials and he is the co-author of several publications in the field of orthopedics. Mr. Averill graduated from the Newark College of Engineering (BS-mechanical engineering) in 1962 and subsequently returned to earn a second degree from the Newark College of Engineering in 1966 (MS-engineering management).

Glenn Patterson is an independent director who was appointed to our board in February 2004 and reelected at our 2004 annual meeting of stockholders to serve as a director for a two-year term that will expire on the date of our 2006 annual meeting of stockholders. Mr. Patterson currently serves as president of Oregon Electric Group, an industrial and commercial electrical and technology services contractor based in Portland, Oregon. During Mr. Patterson’s tenure as president, Oregon Electric has grown from $16 million in sales in 1994 to $127 million in sales in 2000. In November 2001, Oregon Electric was sold to Montana-Dakota Resources, a major electrical power generating and distribution company with operations in 40 states. Mr. Patterson graduated summa cum laude from Willamette University (BS-Economics) in 1975.

Joseph Souccar is an independent director who was appointed to our board in February 2004 and reelected at our 2004 annual meeting of stockholders to serve as a director for a two-year term that will expire on the date of our 2006 annual meeting of stockholders. Mr. Souccar has been retired since 1988, but he has been employed part-time since 1992 as a partner in Cruising France LLC, a company involved in the luxury barge cruise business. From 1973

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 through 1988, Mr. Souccar served as the chief executive officer and chairman of CB Pak Ltd., a Canadian company that he took public in 1975. From 1980 through 1985, Mr. Souccar also served as the chief executive officer and chairman of Diamond-Bathurst Inc. a glass recycling concern that he took public in 1982 and sold to Anchor Glass in 1985. Previously, Mr. Souccar served as the president of Atlas Steels International and Atlas Steels Australia, and was employed as a Management Consultant for Touche Ross & Co. Over the course of his career, Mr. Souccar has been responsible for negotiating and managing merger and acquisition transactions with a total value of over $1 billion. Mr. Souccar is a 1954 graduate of the University of Leeds (BS-Electrical Engineering) and a 1959 graduate of the University of Western Ontario (MBA).

Thomas Granville is an independent director who was appointed to our board in February 2004 and reelected at our 2004 annual meeting of stockholders to serve as a director for a one-year term that will expire on the date of our 2005 annual meeting of stockholders. Mr. Granville also serves as chairman of our board of directors. For the last 17 years, Mr. Granville has served as the president of Gallagher Elevator Company, a New York company that specializes in the installation and maintenance of elevators, escalators, moving walkways and other building transportation products. Mr. Granville was certified by the International Union of Elevator Constructors in 1969 and served for 10 years as the president of National Elevator Industry Inc., a trade association that represents elevator manufacturers and contractors. Mr. Granville also serves as the general partner of a number of real estate partnerships that own multi-family housing and commercial real estate. Mr. Granville previously served as the managing partner of a cable television company that was sold to Com Cast. Mr. Granville is a 1967 graduate of Canisus College (BA-Business Administration).

Kirk Tierney was appointed to our board in December 2003 and reelected at our 2004 annual meeting of stockholders to serve as a director for a one-year term that will expire on the date of our 2005 annual meeting of stockholders. Mr. Tierney served as our president until we hired Mr. Mazzacato in July 2004. Between March 2003 and December 2003, Mr. Tierney served as the chief operating officer of Axion (Ontario) and as operations manager of Mega-C. Previously, he was employed for 10 years as the general manager of Spark Innovations 82, an award-winning engineering design and venture management firm based in Toronto. In that capacity, Mr. Tierney participated in the development of new products and ventures for clients that ranged from Fortune 500 companies to raw start-ups. Previously Mr. Tierney served as Vice President of Technology for Northern Technologies and Vice President of Research and Development for Lanpar Technologies. Over the course of his career, Mr. Tierney has founded and managed diverse technical operations including digital electronics and software development groups, application support and technical sales groups, technical training schools, scientific-computing groups, and network application groups.

John L. Petersen was appointed to our board in February 2003 and reelected at our 2004 annual meeting of stockholders to serve as a director for a one-year term that will expire on the date of our 2005 annual meeting of stockholders. Mr. Petersen served as our chief financial officer until we hired Mr. Roston in July 2004. He also serves as our principal legal counsel. Mr. Petersen has been principally engaged in the practice of law for 22 years and has lived in Switzerland since January 1998. Mr. Petersen is a member of the Texas Bar Association and practices in the fields of securities and corporate law where he focuses on the needs of entrepreneurial companies. Since April 1999, Mr. Petersen has been a partner in the law firm of Petersen & Fefer, Barber¸che, Switzerland. From January 1995 to April 1999, he was a self-employed solo practitioner in Houston, Texas and Barber¸che, Switzerland. Since December 2000, Mr. Petersen has been an officer and director of Win or Lose Acquisition Corporation, a publicly held blank check company that is presently seeking an acquisition target. Mr. Petersen is a 1976 graduate of the College of Business Administration at Arizona State University and a 1979 graduate of the Notre Dame Law School. Mr. Petersen was admitted to the State Bar of Texas in May 1980 and received his license to practice as a Certified Public Accountant in March 1981.

Executive employment agreements

Messrs. Mazzacato and Roston have recently executed written employment agreements that provide for initial terms of four years. These agreements require each executive to devote substantially all of his business time to our affairs, establish standards of conduct, prohibit competition with our company during their term, affirm our rights respecting the ownership and disclosure of patents, trade secrets and other confidential information, provide for the acts and events that would give rise to termination of such agreements and provide express remedies for a breach of the agreement. Under the terms of his employment agreement, Mr. Mazzacato will receive a base annual salary of

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 $100,000, bonuses as determined by the compensation committee and an option to purchase 240,000 shares of our common stock at a price of $4.00 per share. Under the terms of his employment agreement, Mr. Roston will receive a base annual salary of $75,000, bonuses as determined by the compensation committee and an option to purchase 200,000 shares of our common stock at a price of $4.00 per share. Each of the covered executives will participate, without cost, in our standard employee benefit programs, including medial/hospitalization insurance and group life insurance, as in effect from time to time. Each of the covered executives will also receive an automobile allowance and reimbursement for all reasonable operating and insurance expenses for business use of the automobile.

Board Structure and meetings

Our board of directors has seven members and directs the management of the business and affairs of our company as provided in our Certificate of Incorporation, our By-Laws and the General Corporation Law of Delaware. Members of the board keep informed about our business through discussions with senior management, by reviewing analyses and reports sent to them, and by participating in board and committee meetings.

Our board believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our board is working to adopt and implement many "best practices" in the area of corporate governance, including separate committees for the areas of audit and compensation, careful annual review of the independence of our audit and compensation committee members, maintenance of a majority of independent directors, and written expectations of management and directors, among other things.

The board has adopted a Code of Business Conduct and Ethics, which has been distributed to all directors, officers and employees and will be given to new employees at the time of hire. The Code of Business conduct and Ethics contains a number of provisions that apply principally to our chief executive officer, chief financial officer and other key accounting and financial personnel. A copy of our Code of Business Conduct and Ethics can be found under the "Investor Information" section of our website at www.axionpower.com. We intend to disclose any amendments or waivers of our Code of Business Conduct and Ethics on our website and in an appropriate Current Report on Form 8-K.

Thomas Granville serves as chairman of our board of directors. Parties who are interested in communicating with Mr. Granville or with the non-employee directors as a group may do so by writing to Thomas Granville, c/o Axion Power International, Inc., 100 Caster Avenue, Vaughan, Ontario, Canada L4L 5Y9. Mr. Granville will review all correspondence, and forward to the appropriate board members copies of any correspondence that, in his opinion, deal with the functions of the board or its committees. Concerns relating to accounting, internal controls or auditing matters should be immediately brought to the attention of our audit committee and will be handled in accordance with procedures established by that committee.

Board Committees

The board has created an audit committee that consists of Messrs. Granville, Patterson and Petersen. All members have a basic understanding of finance and accounting, and are able to read and understand fundamental financial statements. The board has determined a majority of the members of the audit committee would meet the independence requirements of the Nasdaq Stock Market if such standards applied to our company. The board has determined that Mr. Petersen meets the definition of an "audit committee Financial Expert" as established by the SEC. The audit committee has the sole authority to appoint, review and discharge our company’s independent auditors. The audit committee reviews the results and scope of the audit and other services provided by our independent certified public accountants, as well as our accounting principles and our system of internal controls, reports the results of their review to the full board and to management and recommends to the full board that our audited consolidated financial statements be included in our SEC reports.

The board has created a compensation committee that consists of Messrs. Granville, Patterson, Souccar and Averill. The compensation committee makes recommendations concerning executive salaries and incentive compensation for employees. Subject to supervision by the full board, the compensation committee administers our 2004 Incentive Stock Plan. The board has determined all members of the compensation committee would meet the independence requirements of the Nasdaq Stock Market if such standards applied to our company.

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We do not have a nominating committee and the board has determined that it is appropriate for the entire board to serve that function for the time being. With respect to director nominees, the board will consider nominees recommended by stockholders.

Director Independence

The board has determined that four of our directors would meet the independence requirements of the Nasdaq Stock Market if such standards applied to our company. In the judgment of the board, Dr. Filipenko, Mr. Tierney and Mr. Petersen do not meet such independence standards. In reaching its conclusions, the board considered all relevant facts and circumstances with respect to any direct or indirect relationships between our company and each of the directors, including those discussed under the caption "Certain Relationships and Related Transactions." The board determined that any relationships that exist or existed in the past between our company and each of the independent directors were immaterial on the basis of the information set forth in the above-referenced sections.

All members of the compensation committee and a two-thirds majority of the members of our audit committee are independent directors.

Executive compensation

Axion (Ontario) did not pay any cash compensation to executive officers during the period between inception and December 31, 2003.

The following table summarizes the cash compensation that Tamboril paid to its executive officers during the last three years. Due to its limited financial resources, Tamboril did not pay any fixed cash salaries to its officers. It did, however, make limited cash payments to its officers for specific services rendered by them. It also accrued compensation liabilities for other services provided by its officers. Tamboril’s executive officers did not receive any long-term compensation, stock options or stock appreciation rights for their services as officers.

			Total Cash	Accrued
Name	Position	Year	Compensation	Compensation
Sally Fonner	Chief Executive Officer	2003	$12,000	$125,500 (1)
John Petersen	Chief Financial Officer	2003	$40,000	$152,500 (2)
Alan Goldberg	Chief Executive Officer	2002	$17,500
		2001	$20,000
(1)	Represents $12,500 per month accrued from February 3 to December 31, 2003, reduced by $12,000 in cash payments.
(2)	Represents $7,500 per month accrued from February 3 to June 30, 2003; $12,500 per month accrued from July 1 to December 31, 2003 and $80,000 in legal fees, reduced by $40,000 in cash payments.

In connection with the business combination between Tamboril and Axion (Ontario), Ms. Fonner and Mr. Petersen each received 116,700 capital warrants in full and final settlement of their accrued compensation claims and their respective interests in $206,123 of related party advances from Tamboril’s former principal stockholders.

Director Compensation

Under our company’s director compensation policies, only independent directors are compensated for serving as members of our board. In general, each independent director is entitled to receive:

•	An basic annual retainer of $12,000 for service as a board member;

•	A supplemental annual retainer of $3,000 for service as the chairman of the board or the chairman of a committee established by the board;

•	A meeting fee of $750 per day for each approved board or committee meeting attended;

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•	A meeting fee of $250 for each approved board or committee meeting attended by telephone; and

•	Reimbursement of the reasonable travel, meals and lodging costs incurred on our behalf.

Our stockholders have approved an independent directors stock option plan. The purpose of the plan is to encourage the continued service of our independent directors and to provide them with an additional incentive to assist in the achievement of our growth objectives. Each independent director who is appointed or elected to serve on our board will automatically receive an option to purchase common stock with a fair market value of $20,000 on the date of his appointment or election. The exercise price of all options granted to independent directors will be the fair market value of our common stock on the date of the grant. These options may be exercised over a five-year period with the initial right to exercise starting one year from the date of the grant, provided the director has not voluntarily resigned or been removed for cause. Options granted under the independent directors’ plan are not transferable except by will or by operation of law. To date, each of our four independent directors has received options to purchase 6,300 shares at a price of $2.00 per share and 3,600 shares at a price of $5.60 per share.

Until we have at least $5 million in stockholders’ equity, the cash compensation payable to our independent directors will be accrued and may only be used to pay the exercise price of options granted under our independent directors stock option plan.

Indemnification of directors and officers

Our Certificate of Incorporation requires our company to indemnify our officers and directors against liability to the fullest extent permitted by Delaware law. In addition, our Certificate of Incorporation expressly provides that our directors will not be personally liable to our company or our stockholders for monetary damages arising from a breach of their fiduciary duty as directors unless the damages arise from:

•	A breach of a director’s duty of loyalty to our company and our stockholders;

•	A breach involving bad faith acts and omissions, intentional misconduct or a knowing violation of law;

•	An unlawful dividend payment or improper redemption of our stock; or

•	A transaction that confers an improper personal benefit on the director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing, we have been advised that the SEC believes such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Incentive stock plan

We have adopted an incentive stock plan for the benefit of our employees. Under the terms of the plan, we are authorized to grant incentive awards for up to 1,000,000 shares of common stock. To date, each of our employee directors has received options to purchase 6,300 shares at a price of $2.00 and 3,600 at a price of $5.60. We have granted a similar option to one consultant. No other incentive awards are outstanding at the date of this prospectus.

The compensation committee will administer the plan; decide which employees will receive incentive awards; make determinations with respect to the type of award to be granted; and make determinations with respect to the number of shares covered by the award. The compensation committee will also determine the exercise prices, expiration dates and other features of awards. The compensation committee will be authorized to interpret the terms of the plan and to adopt any administrative procedures it deems necessary. All decisions of the compensation committee will be binding on all parties. We will indemnify each member of the compensation committee for good faith actions taken in connection with the administration of the plan.

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VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

We have 13,252,100 common shares outstanding on the date of this prospectus. We also have 1,230.100 investor warrants, 1,796,300 capital warrants and 708,500 stock options outstanding, 199,200 of which are presently exercisable. The following table contains information on the ownership of our common stock and stock purchase rights by (i) each person who is known to be the beneficial owner of at least five percent of our common stock; (ii) all current directors and executive officers of our company; and (iii) all current directors and executive officers of our company as a group.

	Shares	Capital	Investor	Stock	Total
	Owned	Warrants	Warrants	Options	Ownership	Percent
Mega-C Stockholders Trust (1)(2)	7,327,500				7,327,500	55.29%
Igor Filipenko (3)(4)(5)	978,400	437,500	233,400		1,649,300	11.85%
Robert Averill (3)(5)	586,700		66,800		653,500	4.91%
Glenn Patterson (3)(5)(6)	442,100		167,100		609,200	4.54%
Thomas Granville (3)(5)	330,200		70,200		400,400	3.01%
Joseph Souccar (3)(5)	223,400		3,400		226,800	1.71%
Kirk Tierney (3)	45,000			9,900	54,900	0.41%
Charles Mazzacato (3)	-					0.00%
Peter Roston (3)	-					0.00%
John Petersen (7)	32,700	116,700		189,300	338,700	2.50%
Sally Fonner (1)	32,700	116,700			149,400	1.12%
All officers and directors
as a group (9 persons)	2,638,500	554,200	540,900	199,200	3,932,800	27.04%
(1)	c/o Sally Fonner, trustee, 914 Curlew Road #403, Dunedin, Florida 34698.
(2)	The trustee will not exercise independent voting authority with respect to the trust shares. Instead he will vote the trust shares in proportion to the votes actually cast by the other stockholders of our company.
(3)	100 Caster Avenue, Vaughan, Ontario, Canada L4L 5Y9.
(4)	Includes 233,400 shares of common stock and 233,400 investor warrants held by Turitella Corporation, a company controlled by Dr. Filipenko and 175,000 shares of common stock owned by Dr. Filipenko’s wife..
(5)	Excludes shares in the Mega-C Trust that may be distributable to our principal stockholders.
(6)	Includes shares and investor warrants held by HAP Investments LLC, a company controlled by Mr. Patterson, and shares held by Mr. Patterson’s wife.
(7)	Chateau de Barber¸che, Switzerland 1783 Barber¸che

There are no agreements, arrangements or understandings that will result in a change in voting control at any time in the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the business combination between Tamboril and Axion (Ontario), John Petersen and Sally Fonner, the former control stockholder of Tamboril, agreed to settle $484,123 in accrued compensation and other related party debt in exchange for warrants to purchase 233,400 shares of common stock at a price of $2.00 per share. These warrants are exercisable at any time during the two-year period ended December 31, 2005.

In connection with the business combination between Tamboril and Axion (Ontario), C&T bought 1,250,000 shares of common stock from Ms. Fonner and Mr. Petersen for $200,000 in cash and then distributed those shares to its stockholders.

In connection with the business combination between Tamboril and Axion (Ontario), C&T agreed to transfer all of its interest in the E3Cell technology to our company in exchange for 1,562,500 capital warrants that are exercisable at a price of $2.00 per share until December 31, 2005. This agreement, however, is subject to and conditioned upon our payment of $1,159,000 in cash license fees provided for in the original license agreement

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with Axion (Ontario). Approximately $159,000 of our debt to C&T was paid prior to the date of this prospectus. The $1,000,000 balance will be payable in cash upon the successful completion of our preliminary beta testing. While it is not legally obligated to do so, we believe C&T is likely to offset its $1 million receivable from us against the exercise price of 500,000 capital warrants held by its shareholders.

We have entered into a research and development project management agreement with C&T. Under this agreement, we are required to pay all of the direct costs and expenses associated with our research and development activities. These direct charges include but are not limited to the reasonable equipment, material, travel and employee costs actually incurred by C&T in connection with our activities. In addition to the direct costs, we pay C&T a management surcharge equal to 50% of the salaries and bonuses paid to members of the C&T technical staff who are assigned to work on our project. Our aggregate monthly costs under the project management agreement are approximately $100,000 at the date of this report and we expect those costs to increase as we commence beta testing. We believe that the terms of the C&T project management agreement are comparable to, or better than, the terms we could obtain from an unaffiliated party with comparable staff.

John L. Petersen is a director of our company and served as our interim chief financial officer until we hired Mr. Roston in July 2004. Mr. Petersen is also a partner in the law firm of Petersen & Fefer, which serves as our principal corporate counsel. As partial compensation for services rendered as legal counsel, the law firm of Petersen & Fefer will be entitled to receive cash fees in excess of $90,000 per year. The firm of Petersen & Fefer was also granted a two-year option to purchase 189,300 shares of our common stock at a price of $2.00 per share.

In the first quarter of this year, the law firm of Petersen & Fefer assumed primary responsibility for litigation coordination, developed a comprehensive litigation strategy and changed our relationships with external law firms, resulting in substantial cost reductions that are expected to continue in future periods. In August 2004, in recognition of the substantial uncompensated service provided by the law firm of Petersen & Fefer during the first eight months of the current year, the exercise prices of 306,000 warrants and options held by members of the law firm of Petersen & Fefer were reduced to $1.00 per share for the remaining terms of such warrants and options.

SELLING SHAREHOLDER

We issued 7,327,500 shares of our stock to the Mega-C Trust in connection with the business combination between Tamboril and Axion (Ontario). As a result of Mega-C’s Chapter 11 reorganization, the Bankruptcy Court will have the power to instruct the Mega-C Trust to sell shares for the purpose of generating cash that will be used to pay the administrative costs of the reorganization and the claims of Mega-C’s creditors. When Mega-C’s plan of reorganization is confirmed by the Bankruptcy Court, any remaining shares will sold for cash or distributed in accordance with Mega-C’s plan of reorganization and the trust agreement. While the potential beneficiaries of the Mega-C Trust include all Mega-C shareholders, we will not know the identities and respective interests of the beneficiaries until the Bankruptcy Court confirms Mega-C’s plan of reorganization.

Sally Fonner was appointed trustee of the Mega-C Trust on March 25, 2004. Ms. Fonner does not have any economic interest in the Mega-C Trust other than the trustee’s fees specified in the trust agreement. The Mega-C Trust is required to vote its shares proportionally with the votes cast by our other stockholders and has no effective voting control over our company.

At the date of this prospectus, the Mega-C Trust owns 7,327,500 shares. Subject to the supervision of the Bankruptcy Court, the Mega-C Trust may, from time to time:

•	Sell shares for the purpose of generating cash to pay the administrative costs and creditors claims associated with Mega-C’s Chapter 11 reorganization;

•	Transfer shares to Mega-C’s creditors and shareholders in satisfaction of their allowed claims and interests; and

•	Effect other dispositions in accordance with an order of the Bankruptcy Court.

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Upon completion of transactions contemplated by this prospectus, the Mega-C Trust will not own any shares.

There are approximately 1,250 Mega-C shareholders who are potential beneficiaries of the Mega-C Trust. When the claims of Mega-C’s creditors have been paid and the Bankruptcy Court has determined the respective ownership interests of the Mega-C shareholders, the Mega-C Trust will allocate the remaining shares among the Mega-C shareholders in proportion to their interests. Thereafter, the Mega-C Trust will:

•	Distribute shares to certain Mega-C shareholders in accordance with the trust agreement, and

•	Sell the remaining shares for the benefit of the remaining Mega-C shareholders.

We have filed a registration statement under the Securities Act as required by the trust agreement for the purpose of registering the sale, transfer or other disposition of the shares held by the Mega-C Trust. We will pay all fees and expenses incident to the registration of the shares. We have also agreed to indemnify the Mega-C Trust against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

PLAN OF DISTRIBUTION

Introduction

Our Form S-1 registration statement under the Securities Act provides an overall framework for a delayed or continuous offering of our shares by the Mega-C Trust pursuant to SEC Rule 415. Notwithstanding the foregoing, it is anticipated that each offering or distribution of our shares by the Mega-C Trust will be authorized by an order of the Bankruptcy Court that clearly specifies the number of shares to be sold or the amount of cash proceeds to be raised, the manner in which the shares are to be sold or distributed, the uses of the proceeds from such offering, if any, and any applicable restrictions on the manner of sale. Accordingly, we anticipate that each such offering or distribution will require a post-effective amendment to our registration statement that updates the general information provided in this prospectus and provides additional detailed information on the proposed distribution and the details of the associated Bankruptcy Court order.

Due to the uncertainties associated with the Mega-C Chapter 11, we are unable to predict when a post-effective amendment will be required or the number of shares that will be offered for sale or distributed in connection with a particular post-effective amendment. Depending on the cost and complexity of the Mega-C Chapter 11, we anticipate filing a minimum of three post-effective amendments.

Cash sales by the Mega-C Trust

The Mega-C Trust holds 7,327,500 shares of our common stock. As noted above, we believe the trustee will ultimately surrender approximately 1 million shares to us for cancellation, leaving approximately 6.4 million shares available for trust purposes. The number of shares retained by the Mega-C Trust will ultimately be the equivalent of one share of our common stock for every two Mega-C shares outstanding.

Subject to the supervision of the Bankruptcy Court, the trustee may sell our shares from time to time during the pendancy of Mega-C’s Chapter 11 proceeding for the purpose of paying administrative costs, including the costs of litigation. Upon confirmation of Mega-C’s Chapter 11 plan of reorganization, the trustee may also sell shares for the purpose of paying the allowed claims of Mega-C’s creditors. Certain Mega-C creditors may be offered shares in lieu of cash, but no creditors can be required to accept such an offer. While the amounts of such sales or transfers in lieu of cash may be objectively substantial, we do not expect sales or transfers for administrative costs and creditors claims to represent a material percentage of the total number of trust shares. Accordingly we believe the bulk of the trust shares will be available for distribution to Mega-C’s shareholders.

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The Mega-C Trust may, from time to time, sell the shares of common stock included in this prospectus on any stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Mega-C Trust may use any one or more of the following methods when selling shares:

•	Market transactions, ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	Block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	Privately negotiated transactions;

•	Directly to one or more purchasers;

•	Through the writing of options or entering into other derivative arrangements; or

•	A combination of any such methods of sale and any other method permitted under applicable law.

The Mega-C Trust may also enter into hedging transactions with broker-dealers, which may in turn engage in short sales and deliver our shares to close out such short positions, or loan or pledge our shares to broker-dealers that in turn may sell such securities.

Broker-dealers engaged by the Mega-C Trust may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Mega-C Trust (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Mega-C Trust does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Mega-C Trust. The Mega-C Trust may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Mega-C Trust may from time to time pledge or grant a security interest in some or all of the shares held by it and, if the Mega-C Trust defaults in the performance of any such secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The Mega-C Trust also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

To our knowledge, there are currently no plans, arrangements or understandings between the Mega-C Trust and any underwriter, broker-dealer or agent regarding the sale of our shares. The Mega-C Trust may decide to sell only a portion of the shares pursuant to this prospectus or may decide not to sell shares. In addition, the Mega-C Trust may transfer our shares by other means not described in this prospectus.

The Mega-C Trust and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Mega-C Trust has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares of common stock, nor is there an underwriter or

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 coordinating broker acting in connection with a proposed sale of shares of common stock by the Mega-C Trust. If we are notified by the Mega-C Trust that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if require, we will file a supplement to this prospectus. If the Mega-C Trust uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the Mega-C Trust.

In-kind distributions by the Mega-C Trust

The Mega-C Trust will make in kind distributions of our common stock to all Mega-C shareholders who can establish that they gave fair value for their Mega-C shares in arms-length transactions. The Mega-C Trust will also make in-kind distributions of our common stock to all Mega-C shareholders who own fewer than 5,000 Mega-C shares and have not been accused of conduct that violates applicable securities laws. Based on information derived from Mega-C’s share transfer register, we believe that approximately 980 Mega-C shareholders who collectively own a total of 4.7 million Mega-C shares will ultimately be eligible to receive an in-kind distribution of our shares.

The in-kind distribution of our shares by the Mega-C Trust will constitute a bona fide public distribution of our shares and Mega-C shareholders who receive in-kind distributions of our shares will not ordinarily be classified as underwriters with respect to the distributed shares. In general, all shares that the Mega-C Trust distributes to Mega-C shareholders who are not officers, directors or 10% stockholders of either Mega-C or our company will be freely transferable by the holders thereof without further registration under the Securities Act.

The Mega-C Trust will not make in-kind distributions of our stock to any Mega-C shareholder who owns 5,000 or more Mega-C shares and cannot establish that he acquired his Mega-C shares in an arms-length transaction for money, property or services actually performed and reasonably valued. Based on information derived from Mega-C’s share transfer register, we believe that approximately 240 Mega-C shareholders who collectively own a total of 7.8 million Mega-C shares will ultimately fall into this class. To the extent that the Mega-C Trust retains shares that would otherwise be allocable to beneficiaries who cannot establish an arms-length purchase or have allegedly violated securities laws, the trustee will be required to sell those shares and distribute the sale proceeds to the qualified beneficiaries. The trustee will be required to distribute all available sales proceeds to the beneficiaries on a regular basis, but not less often than quarterly.

DESCRIPTION OF SECURITIES

On June 4, 2004, our stockholders approved amendments to our certificate of incorporation that affected the equivalent of a 1 for 16 reverse-split and reduced our authorized capital stock. We are presently authorized to issue 50,000,000 shares common stock and 12,500,000 shares of preferred stock. Within these limits, our board has the power at any time and without stockholder approval to issue shares of our common or preferred stock for cash, to acquire property or for any other purpose that the board believes is in the best interests of our company. Any decision to issue additional shares of common or preferred stock will reduce the percentage ownership of our current stockholders and could dilute our net tangible book value.

Common stock

Our amended certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock. Our common stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect the entire board. The holders of common stock are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our common stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of common stock have no preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All

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of our outstanding shares of common stock are fully paid and non-assessable. We have 13,251,100 shares of common stock issued and outstanding.

Approximately 55.3% of our outstanding stock is held in trust for the benefit of the creditors and shareholders Mega-C Power Corporation. We believe that all of the shares held by the Mega-C Trust will eventually be sold to pay Mega-C’s creditors, distributed to Mega-C shareholders or sold for the benefit of Mega-C shareholders. We are unable to predict the amount of cash that will be required in connection with Mega-C’s reorganization. We are also unable to predict the behavior of any Mega-C creditors or shareholders who ultimately receive our shares in satisfaction of their claims and interests. A substantial increase in the number of freely transferable shares is likely to have a negative impact on our stock price and if large numbers of shares are offered for sale at the same time the impact may be dramatic..

The shares in the Mega-C Trust would ordinarily give the trustee absolute control over any matters we submit for a stockholder vote. To avoid a situation where a single person will have the authority to make all stockholder decisions, the trust agreement requires the trustee to vote the trust shares proportionally with the votes cast by our other stockholders. While this requirement permits the trustee to remain a passive investor, it increases the effective voting control held by our directors and officers. Since our directors and officers own or control 2,638,500 shares of common stock and 1,294,300 presently exercisable options and warrants, they will have the power to effectively control management and the outcome of any stockholder vote until a substantial number of shares are sold or distributed by the Mega-C Trust.

Preferred stock

Our amended certificate of incorporation authorizes the issuance of 12,500,000 shares of a blank check preferred stock. Our board of directors will have the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors has the power, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors’ duty to act in the best interest of our company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we have no present plans to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are currently outstanding.

Capital warrants

In connection with our acquisition of Axion, we issued 233,400 capital warrants in settlement of certain related party debts owed to former principal stockholders of our company. We subsequently issued 1,562,900 capital warrants in connection with our acquisition of the E3Cell technology. These capital warrants are all exercisable at a price of $2 per share until December 31, 2005. We are required to file a registration statement under the Securities Act for the shares of common stock issuable upon the exercise of the capital warrants. We intend to file the required registration statement within 30 days of the date of this prospectus.

Investor warrants

We have issued 1,330,100 investor warrants in connection with private placements of our common stock. Our Series I warrants were issued effective January 1, 2004; our Series II warrants were issued effective March 1, 2004 and our Series III warrants were issued effective May 1, 2004. Each series of investor warrants is valid for a period of one-year, provides for an initial exercise price that is valid for the first six months after issuance and provides that the exercise price will increase for the second six months.

We have recently received $150,000 in cash proceeds from the exercise of 100,000 Series I warrants. We have a total of 1,230,100 investor warrants outstanding at the date of this prospectus.

We are required to file a registration statement under the Securities Act for the public resale of the shares of common stock issued and issuable upon the exercise of the investor warrants. We intend to file the required registration statement within 30 days of the date of this prospectus. All of our investor warrants provide that if we

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have not received an order of effectiveness for the registration statement at least one month before the expiration date of the primary exercise period, the primary exercise period will be automatically extended to the one-month anniversary of the effective date of our registration statement and the expiration date of the warrant will be automatically extended to the seven-month anniversary of the effective date.

Registration of certain shares

We have agreed to file one or more resale registration statements for the shares of our common stock that are held by the Mega-C Trust or issuable upon the exercise of our outstanding warrants and options. The underlying agreements generally require our company to pay the fees and expenses we incur in connection with the registration and to indemnify the holders of shares against losses, claims, damages, liabilities or expenses that arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact made by our company. Likewise, each holder whose securities are included in such registration will be required to indemnify our company against losses, claims, damages, liabilities or expenses that arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact that is made in reliance upon information provided by the holder. If a substantial number of shares are offered for sale at the same time, the market price is likely to decline.

Dividend policy

We have never paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Our company is not likely to pay cash dividends for an extended period of time, if ever. You should not subscribe to purchase our shares if you require current income from your investments.

Transfer agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the stockholder became an interested stockholder unless (with a few exceptions) the business combination or the transaction in which the stockholder became an interested stockholder is approved in a prescribed manner. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within the prior three years, did own) 15.0% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

Our common stock is not listed on a national securities exchange or the Nasdaq stock market. It is quoted in the OTC Pink Sheets and trades under the symbol AXPW. On the date of this prospectus, we had 13,252,100 shares outstanding, including 422,800 shares that are freely transferable under the Securities Act. The Mega-C Trust will use this prospectus in connection with the sale or distribution of 7,327,500 shares of our outstanding common stock. All shares sold in this offering will be freely tradable without restriction or the requirement of further registration under the Securities Act unless they are purchased by our "affiliates," as that term is defined in Rule 144. The remaining shares are "restricted shares," as that term is defined in Rule 144 and will be eligible for sale in the public market as follows:

•	251,700 shares are immediately eligible for resale;

•	4,662,000 shares will be eligible for resale commencing January 1, 2005; and

•	588,100 shares will become eligible for resale at various times between January and June 2005.

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Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of certain prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of (a) 1.0% of the number of shares of our common stock then outstanding (approximately 132,500 shares), or (b) the average weekly trading volume of our common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

The firm of Daszkal Bolton Manela Devlin & Co. served as the independent auditor for our company during the years ended December 31, 1998 and 1999. In the first quarter of 2001, our board of directors concluded that our company did not have sufficient resources to pay the costs and expenses associated with an audit of our financial statements for the year ended December 31, 2000 and it would be imprudent to maintain our relationship with of Daszkal Bolton Manela Devlin & Co. This decision to forego an audit of our financial statements for the year ended December 31, 2000 was the functional equivalent of an affirmative decision to dismiss our independent auditors.

The report of Daszkal Bolton Manela Devlin & Co. on our 1998 and 1999 financial statements did not contain an adverse opinion or disclaimer of opinion. The report did, however, contain a fourth explanatory paragraph to reflect the going concern issues raised by our then pending Chapter 11 bankruptcy proceeding. There were no disagreements between our company and the firm of Daszkal Bolton Manela Devlin & Co. during the years ended December 31, 1998 and 1999 or any subsequent interim period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former auditors satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

On February 27, 2003, Want & Ender, CPA, PC, was retained to audit our financial statements for the years ended December 31, 2002, 2001 and 2000 and to serve as our certifying accountant until the board of directors elected a successor. During the two years preceding their appointment, our company did not consult Want & Ender with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or any matter that was either subject of a disagreement or a reportable event specified in Item 304 of Regulation S-K.

The report of Want & Ender on our 2002, 2001 and 2000 financial statements did not contain an adverse opinion or disclaimer of opinion. The report did, however, contain a fourth explanatory paragraph to reflect the going concern issues raised by our lack of substantive business operations, our reliance on related party loans, our limited financial resources and our history of operating losses and negative cash flow. There were no disagreements between our company and the firm of Want & Ender during the year ended December 31, 2003 or any subsequent interim period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former auditors satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

In January 2004 Want & Ender advised our chief financial officer by telephone that they had not registered with the Public Company Accounting Oversight Board (PCAOB) and did not intend to do so. While Want & Ender

46

did not formally resign or decline to stand for re-election as our certifying accountant, it advised management that our company should retain a PCAOB registered firm to audit its financial statements for the year ended December 31, 2003. On February 16, 2004, our board of directors voted to dismiss the firm of Want & Ender as our company’s certifying accountant and retain a successor auditor.

The report of Want & Ender on our financial statements for the years ended December 31, 2002, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion. However, the report contained a fourth explanatory paragraph to reflect the going concern issues occasioned by our prior bankruptcy proceeding, our history of operating losses and our negative cash flow from operations.

During the years ended December 31, 2001 and 2002 and the subsequent interim periods, there were no disagreements between our company and Want & Ender on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Want & Ender’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. During the years ended December 31, 2001 and 2002 and the subsequent interim periods, Want & Ender did not advise our company with respect to any of the matters specified in sub-paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

On February 16, 2004, Michael F. Cronin, CPA, was retained to audit our financial statements for the year ended December 31, 2003 and to serve as our certifying accountant until the board of directors elects a successor. During the two most recent fiscal years, our company has not consulted Michael F. Cronin, CPA with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or any matter that was either subject of a disagreement or a reportable event specified in Item 304 of Regulation S-K.

EXPERTS

The our consolidated financial statements for the year ended December 31, 2003 which are included in this prospectus have been audited by Michael F. Cronin, CPA, independent public accountant, as indicated in his report on such financial statements, and are included in this prospectus in reliance upon the authority of Mr. Cronin as an expert in accounting and auditing.

The report of Michael F. Cronin, CPA, contains a fourth explanatory paragraph that states that our short operating history, our limited financial resources and our potential to incur operating losses in the future raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements of Tamboril Cigar Company for the years ended December 31, 2002 and 2001 which are included in this prospectus have been audited by the firm of Want & Ender CPA PC, independent auditors, as indicated in their report on such financial statements, and are included in this prospectus in reliance upon the authority of Want & Ender as experts in accounting and auditing.

The report of Want & Ender contains a fourth explanatory paragraph that states that our lack of substantive business operations; our reliance on related party loans, our limited financial resources and our history of operating losses and negative cash flow raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LEGAL MATTERS

The law firm of Petersen & Fefer, Barber¸che Switzerland, will pass upon the validity of the shares to be sold or distributed by the Mega-C Trust. John L. Petersen, a partner in that firm, is a director of our company. Members of the firm of Petersen & Fefer collectively own 32,700 shares of our common stock; presently exercisable warrants and options that entitle them to purchase 306,000 shares of our common stock at a price of $1.00 per share; and

47

unvested options that will entitle them to purchase 9,900 shares of our common stock at an average price of $4.05 per share.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Axion Power International, Inc. and the common stock offered in this offering, reference is made to such registration statement, schedules and exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and consequently file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1.800.SEC.0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s web site is http://www.sec.gov.

We maintain an Internet website, located at www.axionpower.com. Information on our website is not incorporated by reference into this prospectus.

You should only rely on the information and representations provided in this prospectus. Neither our company nor the Mega-C Trust has authorized anyone to provide you with different information. Neither our company nor the Mega-C Trust will make an offer of these securities in any state or province where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front and rear covers.

48

F-1

REPORT OF MICHAEL F. CRONIN, CPA
INDEPENDENT AUDITOR

To the Board of Directors and Stockholders
Axion Power International, Inc.
(formerly Tamboril Cigar Company)

I have audited the accompanying consolidated balance sheet of Axion Power International, Inc. (formerly Tamboril Cigar Company) as of December 31, 2003 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit. The financial statements of Tamboril Cigar Company as of December 31, 2002 were audited by other auditors whose report dated March 18, 2003 expressed a qualified opinion on those financial statements.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Axion Power International, Inc. (formerly Tamboril Cigar Company) as of December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5, Management’s Plan the Company’s limited financial resources and its potential to incur operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Michael F. Cronin, CPA
Rochester. New York

March 10, 2004

F-2

REPORT OF WANT & ENDER CPA, PC
INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of
Tamboril Cigar Company and Subsidiaries

We have audited the accompanying consolidated balance sheets of Tamboril Cigar Company and subsidiaries, as of December 31, 2002, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tamboril Cigar Company, as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company ceased its manufacturing operations in the fourth quarter of 1998 and filed a petition under Chapter 11 of the Bankruptcy Code in April of 2000. The Company’s plan of reorganization under Chapter 11 was approved by the Bankruptcy Court and substantially implemented as of December 31, 2000. The Company experienced a loss from operations and had negative cash flows from operations for each of the years ended December 31, 2002, 2001 and 2000. These operating losses and negative cash flows were financed by related party loans. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in the accompanying footnotes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/

Martin Ender
Want & Ender CPA, P.C.
Certified Public Accountants

New York, NY
March 18, 2003

F-3

AXION POWER INTERNATIONAL, INC.
(Formerly Tamboril Cigar Company)
Consolidated Balance Sheets

	December 31,	December 31,
	2003	2002
ASSETS
Current Assets:
Cash	$455,369	$67,166

Total Current Assets	455,369	67,166

Other Assets
Future interest in affiliate company	1,794,000	0
Notes Receivable	388,148	0

Total Other Assets	2,182,148	0

Total Assets	$2,637,517	$67,166

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accrued Research and Development Expenses	$88,000	$0
Balance Payable to Acquire Future interest in affiliate company	1,159,000	0
Due to Related Parties	0	206,123

Total Current Liabilities	1,247,000	206,123

Convertible Notes Payable	0	200,000

Total Liabilities	1,247,000	406,123

Stockholders' Equity:
Preferred Stock,	0	3
Common Stock
Authorized 400 million shares $0.0001 par value
201,826,432 issued (13,356,640 in 2002)	20,183	1,336
Additional Paid-in Capital	1,876,634	6,282,234
Accumulated Deficit	(506,300)	(6,622,530

Total Stockholders' Equity	1,390,517	(338,957

Total Liabilities and Stockholders' Equity	$2,637,517	$67,166

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-4

AXION POWER INTERNATIONAL, INC.
(Formerly Tamboril Cigar Company)
Consolidated Statements of Operations

	Year Ended December 31,
	2003	2002	2001
Revenue	$0	$0	$0

Expenses
General and Administrative	252,865	53,195	99,554
Expensed Research and Development	253,435	0	0

Total Expenses	506,300	53,195	99,554

Net Loss	$(506,300)	$(53,195)	(99,554)

Basic & Diluted Net Loss per Share	$(0.01)	$-	-

Weighted Average Common Shares Outstanding	3,161,500	835,000	835,000

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-5

AXION POWER INTERNATIONAL, INC.
(Formerly Tamboril Cigar Company)
Consolidated Statement of Changes in Stockholders' Equity

Common Stock			Additional	Preferred Stock		Accumulated
Shares		Amount	Paid-in	Shares	Amount	Deficit
Capital
Balance January 1, 2001	13,356,640	$1,336	$6,282,233	33,227	$3	$(6,569,336)
Net Loss for Year Ended December 31, 2001						$(53,195)
Balance December 31, 2001	13,356,640	$1,336	$6,282,233	33,227	$3	$(6,622,531)

Balance January 1, 2002	13,356,640	$1,336	$6,282,233	33,227	$3	$(6,569,336)
Net Loss for Year Ended December 31, 2002						$(53,195)
Balance December 31, 2002	13,356,640	$1,336	$6,282,233	33,227	$3	$(6,622,531)

Conversion of Preferred Stock	33,227,000	3,323	-3,320	-33,227	-3
Settlement of Debt	4,000,000	400	199,600
Cancellation of Shares	-20,583,640	-2,058	2,058
Acquisition of Axion Power Corp. and Effect of Reverse Merger	171,826,432	17,182	-4,635,695			$6,622,531
Fair Value of Options Granted for Services			31,758
Net Loss for Year Ended December 31, 2003						$(506,300)
Balance December 31, 2003	201,826,432	$20,183	$1,876,634	-	$-	$(506,300)

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-6

AXION POWER INTERNATIONAL, INC.
(Formerly Tamboril Cigar Company)
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2003	2002	2001
Operating Activities:
Net Loss	$(506,300)	$(53,195)	$(99,554)
Adjustments to Reconcile Net Loss to Cash:
Non-Cash Expenses Included in Net Loss
Stock and Options Issued for Services	34,818	-	-
Increase (decrease) in Accounts Payable	88,000	-	(1,540)
Increase (decrease) in Accrued Taxes		-	(7,689)
Cash Used by Operating Activities	(383,482)	(53,195)	(108,783)

Investing Activities
Investments in Notes Receivable	(388,149)	-	-
Payments made on obligation to acquire affiliated company	(635,000)	-	-

Cash Used by Investing Activities	(1,023,149)	-	-

Financing Activities:
Advances from Related Party	-	58,972	147,150
Proceeds from Issuance of Notes Payable	1,862,000	-	-

Cash Generated by Financing Activities	1,862,000	58,972	147,150

Increase in Cash	455,369	5,778	38,367
Cash -Beginning	-	61,388	23,021

Cash -Ending	$455,369	$67,166	$61,388

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-7

AXION POWER INTERNATIONAL, INC.
(Formerly Tamboril Cigar Company)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
DECEMBER 31, 2003

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets

We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations

Stock Based Compensation

As of January 1, 2003, the Company adopted the fair value method of accounting for employee stock options contained in Statement of Financial Standards No.123 ("SFAS No. 123") "Accounting for Stock-Based Compensation," which is considered the preferable method of accounting for stock-based employee compensation. Prior to the change, the Company accounted for employee stock options using the intrinsic value method of APB 25. During the transition period, the Company will be utilizing the prospective method under SFAS No.148 "Accounting for Stock-Based Compensation -Transition and Disclosures." All employee stock options granted subsequent to January 1, 2003 will be expensed over the stock option vesting period based on fair value, determined using the Black-Scholes option-pricing method, at the date the options were granted.

Prior to January 1, 2003, the Company had applied the "disclosure only" option of SFAS No.123 for employee stock options. Accordingly, no compensation cost has been recognized for stock options granted prior to January 1, 2003

Fair Value of Financial Instruments

Statements of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2003. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values.

F-8

These financial instruments include cash and cash equivalents, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's notes and debentures payable would be estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The carrying value approximates the fair value of the notes payable.

Earnings per Common Share

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128"). SFAS 128 replaces the previous "primary" and "fully diluted" earnings per share with "basic" and "diluted" earnings per share. Unlike "primary" earnings per share that included the dilutive effects of options, warrants and convertible securities, "basic" earnings per share reflects the actual weighted average of shares issued and outstanding during the period. "Diluted" earnings per share are computed similarly to "fully diluted" earnings per share. Dilutive common equivalent shares consist of options to purchase common stock (only if those options are exercisable and at prices below the average share price for the period). Due to the net losses reported, dilutive common equivalent shares were excluded from the computation of diluted loss per share, as inclusion would have been anti-dilutive for the periods presented.

There were no common equivalent shares required to be added to the weighted average shares outstanding to arrive at diluted weighted average shares outstanding in 2002 or 2003.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109") which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Research and Development

Research and development costs are expensed as incurred.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Standards No. 141, "Business Combinations" (SFAS 141), and No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). SFAS 141 is effective for business combinations completed after June 30, 2001, and SFAS 142 is effective for fiscal years beginning after December 15, 2001.

SFAS 141 proscribes the exclusive use of the purchase method of accounting for all business combinations subsequent to the effective date. SFAS 142 mandates that acquired goodwill and intangible assets deemed to have indefinite lives will no longer be amortized. Rather, goodwill and these intangibles will be subject to regular impairment tests in accordance with SFAS 142. All other intangible assets will continue to be amortized over their estimated useful lives.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS 143 is effective for the fiscal years beginning after June 15, 2002.
SFAS 143 is expected to improve financial reporting because all asset retirement obligations that fall within the scope of this Statement and their related asset retirement cost will be accounted for consistently and financial

F-9

statements of different entities will be more comparable. As provided for in SFAS 143, we have elected adoption of this statement in our fiscal year beginning January 1, 2002.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business." SFAS 144 is effective for fiscal years beginning after December 15, 2001 (with early adoption permitted under certain circumstances). SFAS 144 is expected to improve financial reporting by requiring that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operations to include more disposal transactions. As provided for in SFAS 144, we have adopted of this statement in our fiscal year beginning January 1, 2002.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." This statement addresses the recognition, measurement, and reporting of costs associated with exit and disposal activities. SFAS No. 146 is applicable to restructuring activities and costs related to terminating a contract that is not a capital lease and one time benefit arrangements received by employees who are involuntarily terminated. SFAS No. 146 supersedes EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Under SFAS No. 146 the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Previously issued financial statements will not be restated. The provisions of EITF Issue No. 94-3 will continue to apply for exit plans initiated prior to the adoption of SFAS No. 146. Adoption did not have a material impact on the financial statements.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others" ("FIN 45"). FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The Company adopted the disclosure provisions of FIN 45 during the fourth quarter of fiscal 2002 and the recognition provisions of FIN 45 effective January 1, 2003. Such adoption did not have a material impact on the financial statements.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"). SFAS 148 amends Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), to provide alternative methods for voluntary transition to the fair value method of accounting for stock-based employee compensation prescribed by SFAS 123. SFAS 148 also requires disclosure of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income (loss) and earnings (loss) per share in annual and interim financials statements. The Company adopted the disclosure provisions of SFAS 148 effective January 1, 2003 and has included the additional required disclosures below under "Stock-Based Compensation." Such adoption did not have a material impact on the financial statements.

In January 2003, FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). In general, a variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The Company adopted the provisions of FIN 46 effective February 1, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no variable interest entities. In December 2003, the FASB issued FIN 46R with respect to variable interest entities created before January 31, 2003, which among other things, revised the

F-10

 implementation date to the first fiscal year or interim period ending after March 15, 2004, with the exception of Special Purpose Entities ("SPE"). The consolidation requirements apply to all SPEs in the first fiscal year or interim period ending after December 15, 2003. The Company adopted the provisions of FIN 46R effective December 29, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no SPEs.

In April 2003, FASB issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. SFAS 149 is effective for contracts and hedging relationships entered into or modified after June 30, 2003. The Company adopted the provisions of SFAS 149 effective June 30, 2003 and such adoption did not have a material impact on its consolidated financial statements since the Company has not entered into any derivative or hedging transactions.

In May 2003, FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both debt and equity and requires an issuer to classify the following instruments as liabilities in its balance sheet:

•	a financial instrument issued in the form of shares that is mandatorily redeemable and embodies an unconditional obligation that requires the issuer to redeem it by transferring its assets at a specified or determinable date or upon an event that is certain to occur;

•	a financial instrument, other than an outstanding share, that embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation, and requires the issuer to settle the obligation by transferring assets; and

•	a financial instrument that embodies an unconditional obligation that the issuer must settle by issuing a variable number of its equity shares if the monetary value of the obligation is based solely or predominantly on (1) a fixed monetary amount, (2) variations in something other than the fair value of the issuer’s equity shares, or (3) variations inversely related to changes in the fair value of the issuer’s equity shares.

In November 2003, FASB issued FASB Staff Position No. 150-3 ("FSS 150-3") which deferred the effective dates for applying certain provisions of SFAS 150 related to mandatorily redeemable financial instruments of certain non-public entities and certain mandatorily redeemable non-controlling interests for public and non-public companies. For public entities, SFAS 150 is effective for mandatorily redeemable financial instruments entered into or modified after May 31, 2003 and is effective for all other financial instruments as of the first interim period beginning after June 15, 2003. For mandatorily redeemable non-controlling interests that would not have to be classified as liabilities by a subsidiary under the exception in paragraph 9 of SFAS 150, but would be classified as liabilities by the parent, the classification and measurement provisions of SFAS 150 are deferred indefinitely. The measurement provisions of SFAS 150 are also deferred indefinitely for other mandatorily redeemable non-controlling interests that were issued before November 4, 2003. For those instruments, the measurement guidance for redeemable shares and non-controlling interests in other literature shall apply during the deferral period. The Company adopted the provisions of SFAS 150 effective June 30, 2003 and such adoption did not have a material impact on its financial statements.

F-11

AXION POWER INTERNATIONAL, INC.
(Formerly Tamboril Cigar Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003

1.    Organization and Operations

On December 31, 2003, Tamboril Cigar Company completed a reorganization with Axion Power Corporation ("Axion"). Pursuant to the terms of that agreement, Tamboril issued new shares of its Common Stock to the stockholders of Axion. The former shareholders of Axion now own approximately 95% of the outstanding shares of Tamboril.

Axion was formed on September 18, 2003 in the province of Ontario, Canada for the purpose of funding research and development and acquiring the rights to commercially exploit the know-how and technology for a hybrid lead-carbon battery/capacitor known as the E3Cell.

For financial reporting purposes, Axion was treated as the acquiring company and the transaction accounted for as a reverse merger. Axion had substantially more assets (Tamboril had virtually no assets or operating revenue). The financial statements contained herein are those of Axion carried forward at historical cost. The consolidated financial statements for the year ended December 31, 2003 include Axion's results of operations and cash flows for the period from September 18, 2003 (the date of Axion's incorporation) to December 31, 2003.

Principles of Consolidation

The consolidated financial statements include the accounts of legal entities Tamboril and its wholly owned subsidiary, Axion. All significant inter-company balances and transactions have been eliminated in consolidation.

2.    Stockholders' Equity:

The Company’s Certificate of Incorporation authorizes the issuance of 400,000,000 shares of Common Stock. The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval.

History

On September 22, 1997, the company issued $200,000 of 8% Convertible Debentures and 56,000 shares of $50 stated value Series B 8% Convertible Preferred Stock to three related purchasers for $3,000,000. Between February and August 1998, the holders converted 22,773 shares of Preferred Stock into 7,452,738 shares of Common Stock.

Current Activity

On January 29, 2003, the holders of the 8% debentures and Preferred Stock exercised their conversion rights and converted all of the then outstanding debentures and Preferred Stock into shares of Common Stock. A total of 33,227,000 shares of Common Stock were issued upon conversion of the Preferred Stock and a total of 4,000,000 shares of Common Stock were issued upon conversion of the debentures.

Business Combination Transaction and Reverse Take-Over ("RTO")

In December 2003, the Company agreed to acquire Axion. In contemplation of this acquisition, two of the Company's principal stockholders surrendered 20,583,640 shares of Common Stock, without consideration, for the purpose of canceling those shares.
On December 31, 2003, in a business combination that was structured as a reverse merger, the Company acquired substantial majority control of Axion. Tamboril issued 156,573,104 shares of Common Stock and 9,773,360 Common Stock purchase warrants to the former shareholders and convertible note holders of Axion.

F-12

On January 9, 2004, Tamboril acquired the remainder of Axion’s outstanding securities in exchange for 15,253,328 additional shares of Common Stock and 3,733,336 additional warrants. Concurrently, two principal stockholders of Tamboril sold 20,000,000 outstanding Tamboril shares to certain former Axion shareholders for $200,000.

The former shareholders of Axion now own approximately 95% of the outstanding shares of Tamboril. In connection with the combination, each Axion Common Stock equivalent was converted into 8 shares of Tamboril Common Stock. This exchange ratio was determined through arm’s length negotiation between Axion and Tamboril.
Legal Services Agreement with Former Principal Stockholder

In December 2003, the Company retained a former principal stockholder of Tamboril to serve as legal counsel for the combined companies. In connection with this agreement, the company agreed to pay a cash fee of $40,000 for the preparation of the SEC reports associated with the business combination, together with a flat monthly fee of $7,500 for the preparation of the proxy statements, SEC reports and other documents that the company is required to file with the SEC during 2004. As additional compensation under this agreement, counsel received a two-year option to purchase 3,027,297 shares of the company’s Common Stock at a price of $.125 per share.

Subsequently, legal counsel agreed to serve without additional compensation as the interim chief financial officer of the Company and as a member of the Company’s board of directors until suitable successors are selected.

Stock Based Compensation

Stock Options

As of January 1, 2003, the Company adopted the fair value method of accounting for employee stock options contained in Statement of Financial Standards No.123 ("SFAS No. 123") "Accounting for Stock-Based Compensation," which is considered the preferable method of accounting for stock-based employee compensation. Prior to the change, the Company accounted for employee stock options using the intrinsic value method of APB 25. During the transition period, the Company will be utilizing the prospective method under SFAS No.148 "Accounting for Stock-Based Compensation -Transition and Disclosures." All employee stock options granted subsequent to January 1, 2003 will be expensed over the stock option vesting period based on fair value, determined using the Black-Scholes option-pricing method, at the date the options were granted. Due to limited trading information in 2003 and a relatively short life (12-24 months), the fair value of the options was estimated at $ 0.001 per share.

Prior to January 1, 2003, the Company had applied the "disclosure only" option of SFAS No.123 for employee stock options. Accordingly, no compensation cost has been recognized for stock options granted prior to January 1, 2003.

There was no impact on the financial statements for the years ended December 31, 2003 and 2002, since no employee stock options were granted during those periods.

Investor warrants

During 2003 and in connection with the reorganization agreement, the Company issued 13,466,696 investor warrants. The investor warrants are valid for one year. A total of 10,666,696 investor warrants will be exercisable at a price $.0938 per share until June 30, 2004, and then $.125 per share until they expire on December 31, 2004. The remaining 2,800,000 investor warrants will be exercisable at a price $.1875 per share until June 30, 2004, and then $.25 per share until they expire on December 31, 2004. The Company is obligated to register the stock underlying the warrants. If the registration statement is not effective before May 31, 2004, the price step-up date will be extended to the 1-month anniversary of the effective date and the expiration date will be extended to the 7-month anniversary of the effective date

Capital warrants

During 2003 and in connection with the reorganization agreement, the Company issued 3,731,462 capital warrants in connection with the settlement of $484,123 in accrued compensation and other related party debt that was owed

F-13

to the former principal stockholders of Tamboril. These capital warrants are valid for two years and exercisable at a price of $.125 per share.

On January 9, 2004, the Company issued 25,000,000 capital warrants to the stockholders of C and T Co. Inc. ("C&T") in connection with the acquisition of the E3Cell technology.

Two-year options to purchase 3,027,397 shares were granted to securities counsel as partial consideration for post closing services.

A summary of all options and warrants outstanding at December 31, 2003 follows:

Disclosure summary:		Weighted	Weighted
		Average	Average
Shares		Exercise Price	Fair Value
Balance 1/01/03	0	$0.00	$0.000
Granted	45,225,555	0.12	0.001
Exercised or Lapsed	0	0.00	0.000
Balance 12/31/03	45,225,555	$0.12	$0.001

Options Outstanding
& Exercisable
Range of		Weighted Average	Weighted Average
Exercise	Shares	Remaining	Exercise
Prices		Contractual Life	Price
in Months
$0.125-$0.25	45,225,555	20.4	$0.12

3.    Income Taxes:

The Company has approximately $ 470,000 in net operating loss carryovers available to reduce future income taxes. These carryovers expire at various dates through the year 2024. The Company has adopted SFAS 109 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. We have determined it more likely than not that our net operating loss carry-forwards will not be utilized; therefore we have provided for a valuation allowance against the related deferred tax asset.A summary of the deferred tax asset presented on the accompanying balance sheets is as follows:

	December 31, 2003	December 31, 2002
Federal Deferred Tax Asset Relating to Net Operating Losses	$145,000	$0
State Deferred Tax Asset Relating to Net Operating Losses	22,500	0
Less: Valuation Allowance	(167,500)	() 0
Total Deferred Tax Asset	$0	$0

4.    Commitments and Contingencies:

C&T Acquisition Agreement

Pursuant to a November 15, 2003 Development and License agreement between Axion and C&T (a research & development enterprise), the Company was obligated to pay C&T a total of $1,794,000 for certain rights associated with the development and commercial exploitation of the E3Cell technology. The agreement was subsequently amended to provide for the purchase of 100% of the outstanding shares of C&T Common Stock contingent upon receipt by C&T of the final payment described below.

Under the terms of the agreement Axion paid $635,000 to C&T prior to year-end and is required to make additional monthly payments of $84,000 in 2004 until the unpaid balance is reduced to $1,000,000. The final payment of $1 million will be due 15 days after the completion of preliminary beta testing of the E3Cell. Until the full amount has

F-14

been paid, C&T will retain the equivalent of a purchase money security interest in the E3Cell patents and other intellectual property. No amounts paid to C&T are recoverable. In the event the Company is unable to meet its obligations all amounts paid will be subject to forfeit and expensed in the period that determination is made. The obligation and payments have been reflected in their entirety as an asset and liability.

The agreement also requires the Company to provide funding for ongoing research and development on a monthly basis. Payments and accruals under this section were $252,865 through December 31, 2003. The Company treats this as research and development costs and, accordingly, expenses such costs in the period incurred.

Litigation

On February 10, 2004, Lewis (Chip) Taylor, Chip Taylor in Trust, Jared Taylor, Elgin Investments, Inc. and Mega-C Technologies, Inc. filed a lawsuit in the Ontario Superior Court of Justice Commercial List (Case No. 04-CL-5317) that names Tamboril, Axion, the former Axion shareholders, the Mega-C Group, the C&T Group, the trustee of the Mega-C Shareholders Trust and others as defendants. The lawsuit alleges an extensive conspiracy between the Axion Group, the Mega-C Group and the C&T Group to deprive the plaintiffs of their alleged license rights to commercialize the E3Cell technology for use in stationary applications. Management believes the lawsuit is without substantial merit and intends to vigorously defend the action.

Management currently estimates the range of loss to be $50,000 to $100,000, including attorney’s fees. Protracted litigation, or higher than anticipated legal costs, could significantly reduce available working capital and have a material adverse impact on the company’s financial position.

5.    Management’s Plan:

The Company has approximately $455,000 as of December 31, 2003. Its ability to continue to provide funds for research, development and testing will be dependent upon access to additional capital resources. The Company will not be able to commence the second stage beta testing program without obtaining additional funds through the sale of securities or from other sources. Management is currently seeking additional capital in order to meet the Company’s obligations. Additional capital may not be available on favorable terms, or at all. If adequate financial resources are not available when required, the Company may be forced to curtail its proposed operations. If Axion is unable to obtain additional capital when needed, its ability to continue its research and development and product testing activities may be materially and adversely impacted.

6.    Supplementary Cash Flow Disclosure:

In connection with the business combination, $484,123 in accrued compensation and other related party debt owed by Tamboril to its former principal stockholders was settled by issuing 3,731,462 capital warrants.

In connection with the business combination, $1,900,000 in convertible debt owed by Axion was paid by issuing 24,266,696 shares of Common Stock and 13,466,696 investor warrants.

F-15

AXION POWER INTERNATIONAL, INC.
(formerly Tamboril Cigar Company)
CONSOLIDATED BALANCE SHEETS

June 30, 2004		December 31, 2003
(Unaudited)
Assets

Current Assets
Cash & cash equivalent's	$310,506	$455,369
Refundable Taxes	42,048	0
Prepaid expenses	7,128	0
Total current assets	359,683	455,369

Property & equipment (net)	94,917	0

Notes Receivable	669,769	388,148
Future interest in affiliate company	1,794,000	1,794,000

Total Assets	$2,918,369	$2,637,517

Liabilities & Equity

Current Liabilities:
Accounts payable	$173,149	$88,000
Accrued expenses	173,273	0
Balance payable to acquire future interest in affiliate company	1,100,000	1,159,000
Total current liabilities	1,446,422	$1,247,000

Equity:
common stock-50,000,000 authorized $0.0001 par value
13,252,100 issued & outstanding	1,325	20,183
Additional paid in capital	3,426,429	1,876,634
Less Common Stock subscriptions receivable	(125,000)	0
Accumulated deficit	(1,865,871)	(506,300)
Cumulative Translation adjustment	35,064	0
Total Equity	1,471,947	1,390,517

See Notes to Financial Statements.

F-16

AXION POWER INTERNATIONAL, INC.
(formerly Tamboril Cigar Company)
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended June30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Sales	$0	$0	$0	$0

Selling, General & Administrative	$400,857	$57,367	$712,207	$182,425
Research & Development	$365,736	$-	$647,365	$-
(Loss) Before Income Taxes	(766,592)	(57,367)	(1,359,571)	(182,425)

Income Taxes	0	0	0	0

Net Loss	($766,592)	($57,367)	($1,359,571)	($182,425)

Basic and Diluted Net Loss Per Share	($0.06)	($0.00)	($0.11)	($0.01)

Weighted Average Common Shares Outstanding	12,981,024	3,161,478	12,870,149	2,711,565

See Notes to Financial Statements.

F-17

AXION POWER INTERNATIONAL, INC.
(formerly Tamboril Cigar Company)
CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
	2004	2003
	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities:
Net Income/Loss	$(1,359,571)	$(182,425)
Adjustments required to reconcile net loss to cash flows
from operating activities:
Options issued for services	123,840
Changes in Operating Assets & Liabilities
Accounts receivable
Prepaid expenses	(49,177)	0
Accounts payable & accrued expenses	258,422	1,200
Net cash used by operating activities	(1,026,485)	(181,225)

Cash Flows from Investing Activities:
Purchase of equipment	(94,917)	0
Incremental investments in notes receivable	(281,620)	0
Payments made on obligation to acquire affiliated company	(59,000)	0
Net cash used by investing activities	(435,537)	0

Cash Flows from Financing Activities:
Advances from related parties	0	122,500
Proceeds from sale of Common Stock	1,282,096	0
Net cash used by financing activities	1,282,096	122,500

Effect of Exchange Rate on Cash	35,064	0
Net Change In Cash	(179,927)	(58,725)
Cash-Beginning	455,369	67,166
Cash-Ending	$310,506	$8,441

See Notes to Financial Statements.

F-18

AXION POWER INTERNATIONAL, INC.
(formerly Tamboril Cigar Company)
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The consolidated financial statements include the accounts of legal entities Axion Power International, Inc., a Delaware corporation, and its wholly owned subsidiary, Axion Power Corporation, a Canadian Federal corporation. All significant inter-company balances and transactions have been eliminated in consolidation.

On June 4, 2004, the Company’s shareholders approved the equivalent of a 1 for 16 reverse stock split. The mechanics of the reverse split involved a two-stage process that included a 1 for 1,600 reverse split followed immediately by a 100 for 1 forward split. The Company did not issue scrip or purchase fractional shares for cash in connection with the 1 for 1,600 reverse split. Instead, all calculations that would have resulted in the issuance of a fractional share were rounded up to the next whole number. Except as otherwise noted, all share, option and warrant numbers have been restated to give retroactive effect to this reverse split.

The Consolidated Financial Statements presented herein have been prepared by us in accordance with the accounting policies described in our December 31, 2003 Annual Report on Form 10-KSB and should be read in conjunction with the Notes to Consolidated Financial Statements which appear in that report.

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on going basis, we evaluate our estimates, including those related intangible assets, income taxes, insurance obligations and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other resources. Actual results may differ from these estimates under different assumptions or conditions.

In the opinion of management, the information furnished in this Form 10-QSB reflects all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of and for the three- and six month periods ended June 30, 2004 and 2003. All such adjustments are of a normal recurring nature. The Consolidated Financial Statements have been prepared in accordance with the instructions to Form 10-QSB and therefore do not include some information and notes necessary to conform with annual reporting requirements.

2.	Stock Options

As of January 1, 2003, the Company adopted the fair value method of accounting for employee stock options contained in Statement of Financial Standards No.123 ("SFAS No. 123") "Accounting for Stock-Based Compensation," which is considered the preferable method of accounting for stock-based employee compensation. Prior to the change, the Company accounted for employee stock options using the intrinsic value method of APB 25. During the transition period, the Company will be utilizing the prospective method under SFAS No.148 "Accounting for Stock-Based Compensation -Transition and Disclosures." All employee stock options granted subsequent to January 1, 2003 will be expensed over the stock option vesting period based on fair value, determined using the Black-Scholes option-pricing method, at the date the options were granted.

On February 2, 2004, subject to stockholder approval of our Incentive Stock Plan and our Outside Directors’ Stock Option Plan, we issued each of our directors and one outside consultant a 5-year option to purchase 6,300 shares of common stock at a price of $3.20 per share. The plans were approved at our 2004 Annual Meeting of Stockholders on June 4, 2004 and our statement of operations for the three- and six months ended June 30, 2004 includes $29,837 in compensation expense associated with the foregoing options.

F-19

On June 4, 2004, we issued each of our directors and one outside consultant a 5-year option to purchase 3,600 shares of common stock at a price of $5.60 per share. Our statement of operations for the three- and six months ended June 30, 2004 includes $94,003 in compensation expense associated with the foregoing options.

3.	Comprehensive Income

We utilize SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities.

4.	Earnings/Loss Per Share

Basic earnings per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period. Diluted earnings per share assumes that any dilutive convertible securities outstanding were converted, with related preferred stock dividend requirements and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options for which market price exceeds the exercise price, less shares which could have been purchased by us with the related proceeds. In periods of losses, diluted loss per share is computed on the same basis as basic loss per share as the inclusion of any other potential shares outstanding would be anti-dilutive.

If we had generated earnings during the three- and six months ended June 30, 2004, we would have added 2,582,350 and 2,471,466, respectively, common equivalent shares to the weighted average shares outstanding to compute the diluted weighted average shares outstanding. There were no such options that would have been required to be added to the weighted shares in 2003.

On June 4, 2004 the stockholders approved and the Company promptly implemented the equivalent of a 1:16 reverse split of its common stock. All per share disclosure reflects shares outstanding or issuable shares as though the reverse split had occurred January 1, 2003.

5.	Commitments and Contingencies:

C&T Acquisition Agreement. Pursuant to a November 15, 2003 Development and License agreement between Axion and C&T (a research & development enterprise), the Company was obligated to pay C&T a total of $1,794,000 for certain rights associated with the development and commercial exploitation of the E3Cell technology. The agreement was subsequently amended to provide for the purchase of 100% of the outstanding shares of C&T Common Stock contingent upon receipt by C&T of the final payment described below.

Under the terms of the agreement Axion paid a total of $644,000 to C&T. The final payment of $1 million will be due 15 days after the completion of preliminary alpha testing of the E3Cell. Until the full amount has been paid, C&T will retain the equivalent of a purchase money security interest in the E3Cell patents and other intellectual property. No amounts paid to C&T are recoverable. In the event the Company is unable to meet its obligations all amounts paid will be subject to forfeit and expensed in the period that determination is made. The obligation and payments have been reflected in their entirety as an asset and liability.

The agreement also requires the Company to provide funding for ongoing research and development on a monthly basis. Payments and accruals under this section were $647,365 through June 30, 2004. The Company treats this as research and development costs and, accordingly, expenses such costs in the period incurred.

Litigation. On February 10, 2004, Lewis (Chip) Taylor, Chip Taylor in Trust, Jared Taylor, Elgin Investments, Inc. and Mega-C Technologies, Inc. filed a lawsuit in the Ontario Superior Court of Justice Commercial List (Case No. 04-CL-5317) that names Tamboril, Axion, the former Axion shareholders, the Mega-C Group, the C&T Group, the trustee of the Mega-C shareholders trust and others as defendants. The lawsuit alleges an extensive conspiracy between the Axion Group, the Mega-C Group and the C&T Group to deprive the plaintiffs of their alleged license rights to commercialize the E3Cell technology for use in stationary applications. Management believes the lawsuit is without substantial merit and intends to vigorously defend the action.

F-20

Management currently estimates the range of loss to be $50,000 to $100,000, including attorney’s fees. Protracted litigation, or higher than anticipated legal costs, could significantly reduce available working capital and have a material adverse impact on the company’s financial position.

6.	Stockholders' Equity:

The Company’s Certificate of Incorporation authorizes the issuance of 50,000,000 shares of Common Stock. The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval.

During the first six months of 2004 the Company received cash proceeds of $150,000 upon the exercise of 100,000 Series I warrants held by a director of the Company.

During the first six months of 2004 the Company sold 487,667 shares of common stock and 487,667 warrants for cash proceeds of $1,288,000, or an effective average price of $2.64 per common share. A total of 175,000 warrants are exercisable at a price of $3.00 for a period of six months from their respective issue dates and at a price of $4.00 for an additional six-month period. The remaining 312,667 warrants are exercisable at a price of $4.00 for a period of six months from their respective issue dates and at a price of $5.00 for an additional six-month period. After allowing for estimated costs of $25,000 in commissions and offering costs, the net cash proceeds to the Company are expected to be $$1,288,000. Since June 30, 2004, the Company received $822,500 in additional cash proceeds from private placements of its securities.

The Company is obligated to file a registration statement under the Securities Act of 1933 for the common stock issued and issuable upon exercise of the private placement warrants at the earliest practicable date. If the proposed registration statement does not become effective within 5 months after respective issue dates of the private placement warrants, the exercise price step-up date will be automatically extended until the one-month anniversary of the effective date and the expiration date will be automatically extended until the seven-month anniversary of the effective date.

7.	Segment Information

Our business is organized, managed and internally reported as one segment. The segments are determined based on differences in products, internal reporting and how operational decisions are made. Our entire business currently operates entirely within Canada.

8.	New Accounting Standards

In March 2004 the Emerging Issues Task Force ("EITF") reached a final consensus on EITF Issue No. 03-06, "Participating Securities and the Two-Class Method under FAS 128, Earnings Per Share". Issue No. 03-06 addresses a number of questions regarding the computation of earnings per share ("EPS") by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating EPS. It clarifies what constitutes a participating security and how to apply the two-class method of computing EPS once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for the fiscal quarter ending June 30, 2004. We do not anticipate that adopting EITF 03-06 will have any impact on our consolidated financial statements.

 Variable Interest Entities: In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB 51" ("FIN 46"). The primary objectives of FIN 46 were to provide guidance on the identification of entities for which control is achieved through means other than through voting rights and how to determine when and which business enterprise should consolidate the variable interest entity ("VIE"). We adopted FIN 46 on July 1, 2003. The implementation of FIN 46 did not have an impact on the earnings or financial position of the Company.

F-21

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No.146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." The principal difference between SFASNo.146 and EITF 94-3 relates to the recognition of a liability for a cost associated with an exit or disposal activity. SFAS No. 146 requires that a liability be recognized for those costs only when the liability is incurred. A commitment to an exit or disposal plan no longer will be a sufficient basis for recording a liability for those activities. The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. Accordingly, the Company adopted the provisions of SFAS No. 146 effective January 1, 2003. The implementation of SFAS No. 146 did not have a material impact on the earnings or financial position of the Company.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires the guarantor to recognize a liability for the non-contingent component of a guarantee; that is, the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at its inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. FIN 45 also requires additional disclosures related to guarantees. The recognition measurement provisions of FIN45 are effective for all guarantees entered into or modified after December 31, 2002. FIN 45 also requires additional disclosures related to guarantees in interim and annual financial statements.

Accordingly, we adopted the provisions of FIN 45, effective January 1,2003. The implementation of FIN 45 did not have an impact on our earnings or financial position.

F-22

AXION POWER INTERNATIONAL

7,327,500 Shares of
Common Stock

PROSPECTUS

August _, 2004

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the expenses (excluding placement agent fees and commissions) incurred in connection with the offering described in the registration statement, all of which will be borne by our company.

SEC Registration Fee	$5,199
Printing and Engraving*	20,000
Accounting Fees and Expenses*	20,000
Legal Fees and Expenses*	15,000
Miscellaneous Expenses*	1,500
Total expenses of registration	$61,700

*Estimated.

Item 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by §102 of the General Corporation Law of Delaware, the Eighth article of the Company's Certificate of Incorporation, as amended, provides as follows:

EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of (S)102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

As permitted by §145 of the General Corporation Law of Delaware, the Ninth article of the Company's Certificate of Incorporation, as amended, provides as follows:

NINTH: The Corporation shall, to the fullest extent permitted by the provisions of (S)145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockbrokers or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Item 15.	RECENT SALES OF UNREGISTERED SECURITIES

Introductory Note: The following discussion of recent sales of unregistered securities gives retroactive effect to a 1 share for 16 reverse stock split that we implemented on June 4, 2004.

Reverse Takeover Tamboril had 1,875,000 shares of common stock outstanding on December 31, 2003, immediately prior to the first closing of the Axion transactions. In connection with the Axion transactions:

•	Axion’s founders and noteholders transferred their rights to 4,040,000 Axion shares and $1,500,000 in convertible notes to us for 3,412.000 shares of common stock and 842,000 "investor warrants;"

•	We settled $484,123 in accrued compensation and other related party debt that our company owed to Ms. Fonner and Mr. Petersen by issuing 233,400 "capital warrants."

•	C and T Co. Incorporated ("C&T"), the original developer of the E3Cell technology, bought 1,562,500 shares of our outstanding common stock from two of our principal stockholders for $200,000 and then distributed those shares to its stockholders;

•	C&T agreed to transfer all of its right, title and interest in the E3Cell technology to our company in exchange for 1,250,000 capital warrants and then distributed those warrants to its stockholders;

•	We issued 7,327,500 shares of common stock to an irrevocable trust for the benefit of the stockholders of Mega-C Power Corporation in recognition of their potential equitable claims to an interest in the E3Cell technology; and

•	We granted a two-year option to purchase 189,300 shares of common stock to our securities counsel and interim chief financial officer as partial compensation for post-closing services.

The business combination between Axion (US) and Axion (Ontario) was a private placement transaction that was exempt under Section 4(2) of the Securities Act. Securities of Axion (US) were issued to a total of 23 investors (including two directors of Axion (US); twelve stockholders of Axion (Ontario); eight stockholders of C&T and the Mega-C Trust). Upon closing, the original shareholders of Axion (U.S.) owned approximately 5% of the combined companies. The ten investors who are citizens or residents of the United States are accredited investors as defined in Rule 501 of Regulation D. Each purchaser was provided with information analogous to the information that would have been required in a registration statement under the Securities Act. No advertising or public solicitation was utilized with respect to the business combination transaction. The securities are non-transferable in the absence of an effective registration statement under the Act, or an available exemption therefrom, and all certificates are imprinted with a restrictive legend to that effect.

Subsequent Private Placements. In the first six months of 2004, we sold 488,100 shares of common stock and 488,100 warrants to a total of 18 accredited investors for cash proceeds of $1,288,000, or an effective average price of $2.64 per common share. We also received $150,000 in cash proceeds from the exercise of 100,000 outstanding common stock purchase warrants.

Our subsequent private placement transactions were exempt under Section 4(2) of the Securities Act. Our securities were issued to a total of 18 investors, including four directors of our company, four former stockholders of Axion Ontario who participated in the original business combination, and 10 investors who were not previously stockholders our company. The ten investors who are citizens or residents of the United States are accredited investors as defined in Rule 501 of Regulation D. Each purchaser was provided with information analogous to the information that would have been required in a registration statement under the Securities Act. No advertising or public solicitation was utilized with respect to the business combination transaction. The securities are non-transferable in the absence of an effective registration statement under the Act, or an available exemption therefrom, and all certificates are imprinted with a restrictive legend to that effect.

Item 16.	EXHIBITS

2.1	Reorganization Agreement (without exhibits) between Tamboril Cigar Company, Axion Power Corporation and certain stockholders of Axion Power Corporation dated December 31, 2003	(1)
2.2	First Addendum to the Reorganization Agreement between Tamboril Cigar Company, Axion Power Corporation and certain stockholders of Axion Power Corporation dated January 9, 2004	(1)
3.1	Amended and Restated Certificate of Incorporation of Tamboril Cigar Company dated February 13, 2001	(2)
3.3	Amendment to the Certificate of Incorporation of Tamboril Cigar Company dated June 4, 2004	(3)
3.4	Amendment to the Certificate of Incorporation of Axion Power International, Inc. dated June 4, 2004	(3)

3.5	Amended By-laws of Axion Power International, Inc. dated June 4, 2004	(3)
4.1	Specimen Certificate for shares of Company’s $0.00001 par value common stock.	Filed Herewith
4.2	Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated December 31, 2003	(1)
4.3	Succession Agreement Pursuant to the Provisions of the Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated March 25, 2004.	(4)
4.4	Form of Warrant Agreement for 1,796,300 capital warrants	Filed Herewith
4.5	Form of Warrant Agreement for 667,000 Series I investor warrants	Filed Herewith
4.6	Form of Warrant Agreement for 350,000 Series II investor warrants	Filed Herewith
4.7	Form of Warrant Agreement for 313,100 Series III investor warrants	Filed Herewith
5.1	Opinion of Petersen & Fefer, attorneys, respecting legality of common stock	(5)
9.1	Agreement respecting the voting of certain shares beneficially owned by the Trust for the Benefit of the Shareholders of Mega-C Power Corporation	Included in Exhibit 4.2
10.1	Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated November 15, 2003	(1)
10.2	Letter Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated November 17, 2003	(1)
10.3	Letter Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated January 9, 2004	(1)
10.4	Purchase and sale agreement among John L. Petersen, Sally A. Fonner and C and T Co. Incorporated dated January 9, 2004	(1)
10.5	First Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated as of January 9, 2004	(5)
10.6	Definitive Incentive Stock Plan of Axion Power International, Inc. dated June 4, 2004	(3)
10.7	Definitive Outside Directors’ Stock Option Plan of Axion Power International, Inc. dated June 4, 2004	(3)
10.8	Executive Employment Agreement of Charles Mazzacato	Filed Herewith
10.9	Executive Employment Agreement of Peter Roston	Filed Herewith
14.1	Code of Business Conduct and Ethics	(6)
16.1	Letter from Daszkal Bolton Manela Devlin & Co. Re: Change in Certifying Accountant	(7)
16.2	Letter from Want & Ender CPA, PC Re: Change in Certifying Accountant	(8)
23.1	Consent of Michael F. Cronin, CPA	Filed Herewith
23.2	Consent of Want & Ender CPA PC	Filed Herewith
23.3	Consent of Petersen & Fefer, attorneys	Included in Exhibit 5.1

(1)	Incorporated by reference from our Current Report on Form 8-K dated January 15, 2003.
(2)	Incorporated by reference from our Current Report on Form 8-K dated February 5, 2003.
(3)	Incorporated by reference from our Current Report on Form 8-K dated June 7, 2004.
(4)	Incorporated by reference from our Current Report on Form 8-K dated April 13, 2004.
(5)	Incorporated by reference from our Form S-3 registration statement dated May 20, 2004.
(6)	Incorporated by reference from our Annual Report on Form 10-KSB dated March 29, 2004
(7)	Incorporated by reference from our Current Report on Form 8-K dated April 13, 2003.
(8)	Incorporated by reference from our Current Report on Form 8-K dated February 16, 2004.

Item 17	UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering..
(4)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vaughan, Ontario, Canada, on August 31, 2004.

AXION POWER INTERNATIONAL, INC.

/s/ Charles Mazzacato
Charles Mazzacato, Chief Executive Officer

/s/ Peter Roston
Peter Roston, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this registration statement in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kirk Tierney
Kirk Tierney	Director	August 31, 2004

/s/ John L. Petersen
John L. Petersen	Director	August 31, 2004

/s/ Thomas Granville
Thomas Granville	Director	August 31, 2004

/s/ Robert Averill
Robert Averill	Director	August 31, 2004

/s/ Glenn Patterson
Glenn Patterson	Director	August 31, 2004

Igor Filipenko	Director	August 31, 2004

Joseph Souccar	Director	August 30, 2004